Exhibit 10.4

SECOND AMENDED AND RESTATED MASTER MOTOR VEHICLE

OPERATING LEASE AGREEMENT

(GROUP I)

dated as of March 14, 2012

among

CENTRE POINT FUNDING, LLC,

as Lessor,

BUDGET TRUCK RENTAL LLC,

as Administrator

as Lessee

and

AVIS BUDGET CAR RENTAL, LLC,

as Guarantor

AS SET FORTH IN SECTION 23 HEREOF, LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

[THIS IS NOT COUNTERPART NO. 1]

i

TABLE OF CONTENTS

		Page

32.	JURY TRIAL	37

33.	NOTICES	37

34.	LIABILITY	38

35.	HEADINGS	38

36.	EXECUTION IN COUNTERPARTS	38

37.	EFFECTIVE DATE	38

38.	NO RECOURSE	38

39.	THIRD PARTY BENEFICIARY	38

APPENDICES, SCHEDULES AND ATTACHMENTS

Appendix 1	Definitions List

Schedule 25.5	Litigation
Schedule 30.10	Jurisdiction of Organization and Prior Business Locations

ATTACHMENT A	Information Relating to Group I Trucks
ATTACHMENT B	Information Relating to Additional Group I Trucks
ATTACHMENT C	Form of Power of Attorney
ATTACHMENT D	Form of Sublease
ATTACHMENT E	Termination Value Curve Schedule

Schedule 25.5

SECOND AMENDED AND RESTATED MASTER MOTOR VEHICLE

OPERATING LEASE AGREEMENT

(GROUP I)

This Second Amended and Restated Master Motor Vehicle Operating Lease Agreement (Group I) (this “Agreement”), dated as of March 14, 2012, is made by and among CENTRE POINT FUNDING, LLC (“CPF”) (f/k/a Budget Truck Funding, LLC), a Delaware limited liability company (the “Lessor”), BUDGET TRUCK RENTAL LLC, a Delaware limited liability company (“BTR”), as lessee (the “Lessee”) and as administrator (the “Administrator”), and AVIS BUDGET CAR RENTAL, LLC, a Delaware limited liability company (“ABCR”), as guarantor (the “Guarantor”). This Agreement amends and restates that certain Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of March 9, 2010 (the “Existing Lease”), by and among CPF, BTR and ABCR.

W I T N E S S E T H :

WHEREAS, the Lessor has purchased trucks that are manufactured by Eligible Truck Manufacturers with the proceeds obtained by the issuance of the Rental Truck Asset Backed Notes, Series 2006-1 pursuant to the Base Indenture (referred to below) and the Series 2006-1 Supplement thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, and intends to purchase, or refinance the purchase of, trucks that are manufactured by Eligible Truck Manufacturers with the proceeds obtained by the issuance of the Rental Truck Asset Backed Notes, Series 2012-1 pursuant to the Base Indenture (referred to below) and the Series 2012-1 Supplement thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and any additional Group I Series of Notes issued from time to time under the Base Indenture and related Group I Series Supplements thereto (any trucks so purchased, together with any trucks received as a capital contribution and designated for lease hereunder, the “Group I Trucks”).

WHEREAS, the Lessor desires to lease to the Lessee and the Lessee desires to lease from the Lessor the Group I Trucks set forth on Attachment A hereto for use in the daily rental business of the Lessee; and

WHEREAS, the Guarantor has, pursuant to Section 22 hereof, guaranteed the obligations of the Lessee under this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. Unless otherwise specified herein, capitalized terms used herein (including the preamble and recitals hereto) shall have the meanings ascribed to such terms in Appendix 1 hereto. If a capitalized term is not defined in Appendix 1, such capitalized term shall have the meaning ascribed to such term in the Definitions List attached as Annex I to the Amended and Restated Base Indenture, dated as of March 9, 2010 (the “Base Indenture”), between the Lessor, as issuer, and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as Trustee, as such Definitions List may from time to time be amended in accordance with the Base Indenture. The Base Indenture and each related Group I Series Supplement are referred to herein as the “Indenture”.

2. GENERAL AGREEMENT. (a) The Lessee and the Lessor intend that this Agreement is an operating lease and that the relationship between the Lessor and the Lessee pursuant hereto shall always be only that of lessor and lessee, and the Lessee hereby declares, acknowledges and agrees that the Lessor is the owner of, and the Lessor holds legal title to, the Group I Trucks. The Lessee shall not acquire by virtue of this Agreement any right, equity, title or interest in or to any Group I Trucks, except the right to use the same under the terms hereof. The parties agree that this Agreement is a “true lease” and agree to treat this Agreement as a lease for all purposes, including tax, accounting and otherwise, and each party hereto will take no position on its tax returns and filings contrary to the position that the Lessor is the owner of the Group I Trucks for federal and state income tax purposes.

(b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any third party as a financing arrangement or as otherwise not constituting a “true lease,” then it is the intention of the parties that this Agreement shall constitute a security agreement under applicable law, and, to secure all of its obligations under this Agreement, the Lessee hereby grants to the Lessor a security interest in all of the Lessee’s right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

(i) the rights of the Lessee under this Agreement, as the same may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement to which the Lessee is a party (the “Lessee Agreements”), including, without limitation, (a) all monies, if any, due and to become due to the Lessee from the Guarantor under or in connection with any of the Lessee Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Lessee Agreements or otherwise, (b) all rights, remedies, powers, privileges and claims of the Lessee against any other party under or with respect to the Lessee Agreements (whether arising pursuant to the terms of such Lessee Agreements or otherwise available to the Lessee at law or in equity), including the right to enforce any of the Lessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Lessee Agreements or the obligations and liabilities of any party thereunder, (c) all liens and property from time to time purporting to secure payment of the obligations and liabilities of the Lessee arising under or in connection with the Lessee Agreements, together with any documents or agreements describing any collateral securing such obligations or liabilities, and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of the Lessee pursuant to the Lessee Agreements;

(ii) all Group I Trucks which, notwithstanding that this Agreement and any Sublease is intended to convey only a leasehold interest, are determined to be owned by the Lessee or any Permitted Sublessee, and all Certificates of Title with respect to such Group I Trucks;

(iii) all right, title and interest of the Lessee or any Permitted Sublessee in and to any proceeds from the sale of Group I Trucks which, notwithstanding that this Agreement and any Sublease is intended to convey only a leasehold interest, are determined to be owned by the Lessee or any Permitted Sublessee, including all monies due in respect of such Group I Trucks, whether payable as the purchase price of such Group I Trucks or as fees, expenses, costs, indemnities, insurance recoveries or otherwise;

(iv) all payments under insurance policies (whether or not the Lessor or the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Group I Trucks;

(v) the rights of the Lessee under any Sublease, as the same may be amended, modified or supplemented from time to time in accordance with its terms, including, without limitation, (a) all monies, if any, due and to become due to the Lessee from any Permitted Sublessee under or in connection with any Sublease, whether payable as rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any Sublease or otherwise, (b) all rights, remedies, powers, privileges and claims of the Lessee against any other party under or with respect to any Sublease (whether arising pursuant to the terms of such Sublease or otherwise available to the Lessee at law or in equity), including the right to enforce any Sublease and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to any Sublease or the obligations and liabilities of any party thereunder, (c) all liens and property from time to time purporting to secure payment of the obligations and liabilities of any Permitted Sublessee arising under or in connection with any Sublease, together with any documents or agreements describing any collateral securing such obligations or liabilities, and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of any Permitted Sublessee pursuant to any Sublease;

(vi) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by the Lessee or by anyone on its behalf; and

(vii) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Lessor is named as the loss payee thereof) and cash.

(c) To secure the Note Obligations with respect to each Group I Series of Notes, the Lessee hereby grants to the Trustee, on behalf of the Group I Secured Parties, a first priority security interest in all of the Lessee’s right, title and interest, if any, in and to all of the collateral described in Section 2(b) above, whether now owned or hereafter acquired or created. Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default and subject to the provisions of the Applicable Related Documents with respect to each Group I Series of Notes, the Trustee shall have all of the rights and remedies of a secured party, including, without limitation, the rights and remedies granted under the UCC.

(d) The Lessee agrees to deliver to the Lessor and the Trustee on or before the date hereof:

(i) a written search report as of a recent date from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name the Lessee as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (ii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of liens filed against the Lessee that purport to affect any Group I Trucks or any Group Specific Collateral specified as Group I Collateral under the Base Indenture or any related Group I Series Supplement;

(ii) evidence of the filing in the State of Delaware of proper financing statements on Form UCC-1 naming the Lessee, as debtor, and the Lessor, as secured party, covering the collateral described in Section 2(b) hereof; and

(iii) evidence of the filing in the State of Delaware of proper financing statements on Form UCC-l naming the Lessee, as debtor, and the Trustee as secured party covering the collateral described in Section 2(b) hereof.

2.1 Lease of Group I Trucks. From time to time, subject to the terms and provisions hereof, the Lessor agrees to lease to the Lessee and the Lessee agrees to lease from the Lessor, subject to the terms hereof, (i) the Group I Trucks identified in Attachment A hereto (which Attachment A shall set forth the VIN, the model, model year, the manufacturer, the original Capitalized Cost and the Net Book Value as of the date hereof of each Group I Truck and whether each such Group I Truck is a cargo van, gas truck or a diesel truck) and (ii) each additional Group I Truck purchased by the Lessee as agent for the Lessor or contributed to Lessor by BRAC to be leased to the Lessee, as identified in a supplement to Attachment A (in the form of Attachment B) setting forth the VIN, the model, model year, the manufacturer, the original Capitalized Cost and the Initial Purchase Net Book Value of such Group I Truck and whether each such Group I Truck is a cargo van, gas truck or a diesel truck (each, a “Vehicle Acquisition Schedule”), produced from time to time by such Lessee. The Lessor shall, subject to Section 2.5 below and compliance with the terms of the Base Indenture and each related Group I Series Supplement, make available Group I Trucks for lease to the Lessee. In addition, each Lessee shall provide such other information regarding such Group I Trucks as the Lessor may reasonably require from time to time. The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, only Group I Trucks that are Eligible Trucks. This Agreement and any other related documents attached to this Agreement (collectively, the “Supplemental Documents”), will constitute the entire agreement regarding the leasing of Group I Trucks by the Lessor to the Lessee.

2.2 Right of Lessee to Act as Lessor’s Agent. (a) The Lessor agrees that the Lessee may act as the Lessor’s agent in acquiring additional Group I Trucks on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other delivery related claims with respect to the Group I Trucks leased hereunder; provided, however, that the Lessor may hold the Lessee liable for such Lessee’s actions in performing as the Lessor’s agent hereunder. In addition, the Lessor agrees that the Lessee may make arrangements for delivery of Group I Trucks to a location selected by the Lessee at the Lessee’s expense. The Lessee may accept or reject Eligible Trucks upon delivery in accordance with the Lessee’s customary business practices, and any Eligible Trucks, if rejected, will be deemed a Casualty hereunder. The Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Eligible Trucks to the manufacturer thereof pursuant to the preceding sentence. The Lessee agrees that all Group I Trucks ordered as provided herein shall be Eligible Vehicles.

(b) The Lessee, acting as agent for the Lessor, shall be responsible for complying with the Titling Procedures for all Group I Trucks promptly upon the acquisition thereof or contribution thereof to the Lessor (but in no event later than three (3) Business Days after such acquisition or contribution thereof).

2.3 Payment of Purchase Price by Lessor. Upon receipt of the manufacturer’s invoice and certificate of origin in respect of any new Group I Truck (other than, for the avoidance of doubt, any Group I Truck that has been contributed to the Lessor by BRAC), the Lessor or its agent shall pay or cause to be paid to the related manufacturer the costs and expenses incurred in connection with the acquisition of such Group I Truck as established by the invoice of the manufacturer (the “Initial Acquisition Cost”) for such Group I Truck, and the Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Group I Truck to the extent that the same have not been included within the Initial Acquisition Cost.

2.4 Non-Liability of Lessor. THE LESSOR SHALL NOT BE LIABLE TO THE LESSEE FOR ANY FAILURE OR DELAY IN MAKING DELIVERY OF GROUP I TRUCKS. AS BETWEEN THE LESSOR AND THE LESSEE, ACCEPTANCE FOR LEASE OF THE GROUP I TRUCKS LEASED BY THE LESSEE SHALL CONSTITUTE THE LESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH GROUP I TRUCKS, THAT SUCH GROUP I TRUCKS ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY REQUIRED BY THE LESSEE, THAT THE LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF GROUP I TRUCKS, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE GROUP I TRUCKS IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. THE LESSOR SHALL NOT BE LIABLE FOR ANY FAILURE

OR DELAY IN DELIVERING ANY GROUP I TRUCK LEASED PURSUANT TO THIS AGREEMENT, OR FOR ANY FAILURE TO PERFORM ANY PROVISION HEREOF, RESULTING FROM FIRE OR OTHER CASUALTY, NATURAL DISASTER, RIOT, STRIKE OR OTHER LABOR DIFFICULTY, GOVERNMENTAL REGULATION OR RESTRICTION, OR ANY CAUSE BEYOND THE LESSOR’S DIRECT CONTROL. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY GROUP I TRUCK, AND THERE SHALL BE NO ABATEMENT OF MONTHLY BASE RENT, SUPPLEMENTAL RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

2.5 Lessee’s Rights to Purchase Group I Trucks. The Lessee shall have the option, exercisable with respect to any Group I Truck during the Vehicle Term with respect to such Group I Truck, to purchase any Group I Truck leased by the Lessee at the greater of (i) the Termination Value or (ii) the fair market value of such Group I Truck (the greater of such amounts being referred to as the “Vehicle Purchase Price”), in which event the Lessee will pay the Vehicle Purchase Price to the Lessor on or before the Distribution Date with respect to the Related Month in which the Lessee elects to purchase such Group I Truck and the Lessee will pay to the Lessor on or before such Distribution Date all accrued and unpaid Monthly Base Rent and any Supplemental Rent then due and payable with respect to such Group I Truck through such Distribution Date. The Lessor may request title to any such Group I Truck to be transferred to the Lessee, and the Administrator shall request the Trustee to remove notation of its Lien (or, if applicable, to cause any Applicable Nominee Lienholder to remove notation of its Lien) from the Certificate of Title for such Group I Truck, concurrently with or promptly after the Vehicle Purchase Price for such Group I Truck (and any such unpaid Monthly Base Rent and Supplemental Rent) is deposited in the Collection Account.

2.6 Lessor’s Right to Cause Group I Trucks to be Sold. If the Lessee does not elect to purchase any Group I Truck leased by the Lessee hereunder pursuant to Section 2.5 hereof, then:

(a) The Lessee shall use commercially reasonable efforts to arrange for the sale of each Group I Truck to a third party for the Vehicle Purchase Price with respect to such Group I Truck on or prior to the applicable Vehicle Lease Expiration Date. Notwithstanding the disposition of a Group I Truck by the Lessee prior to the applicable Vehicle Lease Expiration Date, the Lessee shall pay to the Lessor all accrued and unpaid Monthly Base Rent and any Supplemental Rent then due and payable with respect to such Group I Truck through the Distribution Date with respect to the Related Month during which such disposition occurred, unless such Group I Truck is a Casualty, payment for which will be made in accordance with Section 6 hereof. If a sale of such Group I Truck is arranged by the Lessee pursuant to this Section 2.6(a), then (i) the Lessee shall deliver the Group I Truck to the purchaser thereof, (ii) the Lessee shall cause to be delivered to the Lessor the funds paid for such Group I Truck by the purchaser and (iii) if applicable, the Administrator shall request the Trustee to remove notation of its Lien (or, if applicable, to cause any Applicable Nominee Lienholder to remove notation of its Lien) from the Certificate of Title of such Group I Truck.

(b) In the event any Group I Truck or Group I Trucks are not purchased by the Lessee of such Group I Truck pursuant to Section 2.5 or sold to a third party pursuant to Section 2.6(a), then, the Lessee shall return such Group I Truck or Group I Trucks to the Lessor on or before the Distribution Date with respect to the Related Month in which the applicable Vehicle Lease Expiration Date falls.

2.7 Conditions to Each Lease of Group I Trucks. The agreement of the Lessor to make available any Group I Truck for lease to the Lessee upon such Lessee’s acquisition of such Group I Truck, as agent of the Lessor, is subject to the terms and conditions of the Base Indenture and subject to the satisfaction of the following conditions precedent as of the Vehicle Lease Commencement Date for such Group I Truck:

2.7.1 No Default. No Lease Event of Default or Amortization Event with respect to any Group I Series of Notes shall have occurred and be continuing on such date or would result from the leasing of such Group I Truck.

2.7.2 Limitations of the Acquisition of Certain Trucks. After giving effect to the inclusion of such Group I Truck under this Agreement, there shall not be a failure or violation of any of the conditions, requirements, or restrictions specified in the Base Indenture or any related Group I Series Supplement with respect to the leasing of Eligible Trucks under this Agreement.

2.7.3 Truck Order. The Lessee shall have complied with the applicable provisions of Section 2.1 of this Agreement.

2.7.4 Funding. The aggregate amount of funds to be expended by the Lessor on any one date to acquire any Group I Trucks shall not exceed the aggregate Net Book Value of all such Group I Trucks.

2.7.5 Eligible Trucks. Each Group I Truck shall meet the requirements as set forth in clauses (a)(i), (ii), (iii), (iv) and (vi) and (b) in the definition of “Eligible Truck” in the Indenture (subject, in the case of clauses (a)(ii) and (a)(iii) to any applicable qualifications and provisos included in such definition).

3. TERM.

3.1 Vehicle Term. The “Vehicle Lease Commencement Date” (x) for each Group I Truck owned by Lessor on the date hereof shall mean the Initial Group I Closing Date or such later date as determined in accordance with the Master Motor Vehicle Operating Lease, dated as of May 11, 2006, by and among CPF, BTR and ABCR, as amended at the time such Group I Truck was added to the Existing Lease and (y) for each additional Group I Truck shall mean the earlier of (a) the date referenced in the Vehicle Acquisition Schedule with respect to such Group I Truck, and (b) the date such Group I Truck is contributed to the Lessor or the date that funds are expended by the Lessor to acquire such Group I Truck (with respect to such Group

I Truck, the “Truck Funding Date”). The “Vehicle Term” with respect to each Group I Truck shall extend from the Vehicle Lease Commencement Date through the earliest of (i) if such Group I Truck is sold to a third party, the date on which funds in the amount of the Vehicle Purchase Price in respect of such sale are deposited in the Collection Account (by such third party or by the Lessee or the Guarantor on behalf of such third party), (ii) if such Group I Truck becomes a Casualty, the date funds in the amount of the Termination Value thereof are deposited in the Collection Account by the Lessee, (iii) if such Group I Truck becomes an Ineligible Truck (other than a Casualty), the date such Group I Truck has become an Ineligible Truck (iv) the date that such Group I Truck is purchased by the Lessee pursuant to Section 2.5 hereof and the Vehicle Purchase Price with respect to such purchase (along with any unpaid Monthly Base Rent and Supplemental Rent with respect to such Group I Truck) is deposited in the Collection Account by the Lessee, and (v) the date on which such Group I Truck is reclassified to the Applicable CPF Lease of another Group in connection with a refinancing of such Group I Truck (the earliest of such dates described in clauses (i) through (v) being referred to as the “Vehicle Lease Expiration Date”).

3.2 Term. The “CPF Lease Commencement Date” shall mean the Initial Group I Closing Date. The “CPF Lease Expiration Date” shall mean the latest of (i) the date of the payment in full of each Group I Series of Notes (including any interest thereon) and all outstanding Carrying Charges, (ii) the latest Vehicle Lease Expiration Date for all Group I Trucks and (iii) the date on which all amounts payable hereunder have been paid in full. The “Term” of this Agreement shall mean the period commencing on the CPF Lease Commencement Date and ending on the CPF Lease Expiration Date.

4. RENT AND CHARGES. The Lessee will pay Monthly Base Rent and any Supplemental Rent due and payable on a monthly basis as set forth in this Section 4.

4.1 Payment of Rent. On each Distribution Date the Lessee shall pay in immediately available funds to the Lessor not later than 11:00 a.m. New York City time, on such Distribution Date, (i) all Monthly Base Rent that has accrued during the Related Month with respect to each Group I Truck leased hereunder during or prior to the Related Month and (ii) all Supplemental Rent due and payable on such Distribution Date.

4.2 Net Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND THE LESSEE’S OBLIGATION TO PAY ALL MONTHLY BASE RENT, SUPPLEMENTAL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, COUNTERCLAIM, DEDUCTION OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Group I Trucks or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Group I Trucks or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Group I Trucks or any part thereof; (iv) any defect in or any Lien on title to the Group I Trucks or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor or the Lessee to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Applicable Related Documents with respect to any Group I Series of Notes or any provision of any thereof, in each case whether against or by the Lessee or otherwise; (x) any insurance premiums payable by the Lessee with respect to the Group I Trucks; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. This Agreement shall be noncancelable by the Lessee and, except as expressly provided herein, the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Monthly Base Rent, Supplemental Rent or other amounts payable by the Lessee hereunder. All payments by the Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, the Lessee shall nonetheless pay all Monthly Base Rent, all Supplemental Rent and all other amounts due hereunder at the time and in the manner that such payments would have become due and payable under the terms of this Agreement as if it had not been terminated in whole or in part. All covenants and agreements of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

5. INSURANCE. The Lessee represents that it shall at all times maintain or cause to be maintained insurance coverage in force as follows:

5.1 Personal Injury and Damage. Insurance coverage as set forth in Section 26.3 hereof. In addition, the Lessee will maintain with respect to the Lessee’s properties and businesses insurance against loss or damage of the kind customarily insured against by corporations, limited liability companies or other entities engaged in the same or similar businesses, of such types and in such amounts as are customarily carried by such similarly situated corporations.

5.2 Delivery of Certificate of Insurance. Within 10 days after the Initial Group I Closing Date, the Lessee or the Guarantor shall deliver to the Lessor a certificate(s) of insurance naming the Lessor, CPF and the Trustee as additional insureds as to the item required by Section 26.3. Such insurance shall not be changed or canceled except as provided below in Section 5.3.

5.3 Changes in Insurance Coverage. No changes shall be made in any of the foregoing insurance requirements unless the prior written consent of each of the Lessor and the Trustee are first obtained. The Lessor may grant or withhold its consent to any proposed change in such insurance in its sole discretion. The Trustee shall be required to grant its consent to any proposed change in such insurance upon compliance with the following conditions:

(i) The Lessee or the Guarantor shall deliver not less than 30 days’ prior written notice of any proposed change in such insurance to the Trustee; and

(ii) The Required Noteholders of each Group I Series of Notes Outstanding shall have consented to the proposed change.

6. RISK OF LOSS: CASUALTY OBLIGATIONS.

6.1 Risk of Loss Borne by Lessee. Upon delivery of each Group I Truck to the Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Group I Truck, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to such Group I Truck due to the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Group I Truck, howsoever arising.

6.2 Casualty. If a Group I Truck becomes a Casualty, then the Lessee will (i) promptly notify the Lessor thereof and (ii) promptly, but in no event later than the Distribution Date with respect to the Related Month during which such Group I Truck became a Casualty, pay to the Lessor the Termination Value of such Group I Truck (as of the date such Group I Truck became a Casualty). Upon payment by the Lessee to the Lessor of the Termination Value of any Group I Truck that has become a Casualty (i) the Lessor shall cause title to such Group I Truck to be transferred to the Lessee to facilitate liquidation of such Group I Truck by the Lessee, (ii) the Lessee shall be entitled to any physical damage insurance proceeds applicable to such Group I Truck and (iii) the Administrator shall request the Trustee to remove notation of its Lien (or, if applicable, to cause any Applicable Nominee Lienholder to remove notation of its Lien) from the Certificate of Title for such Group I Truck.

7. GROUP I TRUCK USE. So long as no Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default has occurred (subject, however, to Section 2.5 hereof), the Lessee may use Group I Trucks leased hereunder in its regular course of business, including subleasing Group I Trucks to Permitted Sublessees in accordance with this Section 7. Such use shall be confined solely to the United States, and the principal place of business or rental office of the Lessee with respect to the Group I Trucks shall be located in the United States. The Administrator shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations and take such further actions as the Lessor or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor’s rights to and interest in the Group I Trucks and the Certificates of Title as against the Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Trustee’s Lien on the Group I Trucks and the Certificates of Title as a perfected first lien in any applicable jurisdiction. The Lessee may, at its sole expense, change the place of principal location of any Group I Trucks. Notwithstanding the foregoing, no change of location shall be undertaken unless and until (x) all actions necessary to maintain the Lien of the Trustee on such Group I Trucks and the Certificates of Title with respect to such Group I Trucks shall have been taken and (y) all legal requirements applicable to such Group I Trucks shall have been met or obtained. Following the occurrence of a Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default, the Lessee shall advise the Lessor in writing where all Group I Trucks leased hereunder as of such date are principally located. The Lessee shall not knowingly use any Group I Trucks or knowingly permit the same to be used for any unlawful purpose. The Lessee shall use reasonable precautions to prevent loss or damage to Group I Trucks. The Lessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Group I Trucks and shall take reasonable steps to ensure that operators are licensed. The Lessee and the Lessor agree that the Lessee shall perform, at the Lessee’s own expense, such Group I Truck preparation and conditioning services with respect to Group I Trucks leased by the Lessee hereunder as are customary. The Lessor or the Trustee or any authorized representative of the Lessor or the Trustee may during reasonable business hours from time to time, without disruption of the Lessee’s business, subject to applicable law, inspect Group I Trucks and registration certificates, Certificates of Title and related documents covering Group I Trucks wherever the same be located. In addition to its normal daily rental operations, the Lessee may sublease Group I Trucks to a Permitted Sublessee provided that (i) such Permitted Sublessee uses such Group I Trucks in the regular course of its business and the regular course of such Permitted Sublessee’s business is renting vehicles on a daily basis, (ii) the aggregate Net Book Value of all Group I Trucks being subleased at any one time is less than ten percent (10%) (or such other percentage as may be agreed to in writing by the Required Noteholders of each Group I Series of Notes Outstanding at such time) of the aggregate Net Book Value of the Vehicles being leased under this Agreement at such time, (iii) the applicable sublease agreement is substantially in the form of Attachment D hereto and (iv) the Lessee delivers to the Lessor and the Trustee an Opinion of Counsel, dated the date of the applicable Sublease, (a) substantially to the effect that (w) the applicable Sublease has been duly authorized, executed and delivered by each of the Lessee and the applicable Permitted Sublessee, (x) the applicable Sublease constitutes a valid, binding and enforceable obligation of each of the Lessee and the applicable Permitted Sublessee, (y) there is no pending or threatened litigation which, if adversely determined, would materially and adversely affect the ability of each of the Lessee and the applicable Permitted Sublessee to perform its obligations under the applicable Sublease and (z) the applicable Sublease does not conflict with or violate any court decree, injunction, writ or order applicable to either the Lessee or the applicable Permitted Sublessee or result in a breach or default under any indenture, agreement or other instrument of the Lessee or the applicable Permitted Sublessee and (b) with respect to the validity, perfection and priority of the security interests created by the Sublease. No such sublease to a Permitted Sublessee shall release the Lessee or the Guarantor from any obligations under this Agreement. The Lessee shall not sublease any Group I Truck or assign any right or interest herein or in any Group I Truck to any Person other than a Permitted Sublessee in accordance with this Section 7; provided, however, the foregoing shall not be deemed to prohibit the Lessee from renting Group I Trucks to third party customers in the ordinary course of its business.

8. LIENS. Except for Permitted Liens, the Lessee shall keep all Group I Trucks leased by it hereunder free of all Liens arising during the Term. Upon the Vehicle Lease Expiration Date for each Group I Truck, should any such Lien exist on such Group I Truck, the

Lessor may, in its discretion, remove such Lien, and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys’ fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Group I Trucks leased by the Lessee hereunder without consent of the Lessee; provided, however, that if any such Liens would interfere with the rights of the Lessee under this Agreement, the Lessor must obtain the prior written consent of the Lessee. The Lessee agrees and acknowledges that the granting of Liens and the taking of other actions pursuant to the Base Indenture and the Applicable Related Documents with respect to any Group I Series of Notes does not interfere with the rights of the Lessee under this Agreement.

9. NON-DISTURBANCE. So long as the Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Group I Trucks leased by the Lessee hereunder will not be disturbed during the Term, subject, however, to Sections 2.6 and 18 hereof and except that the Lessor and the Trustee each retains the right, but not the duty, to inspect the Group I Trucks without disturbing the ordinary conduct of the Lessee’s business. Upon the request of the Lessor or the Trustee from time to time, the Lessee will make reasonable efforts to confirm to the Lessor and the Trustee the location, mileage and condition of each Group I Truck leased by the Lessee hereunder and to make available for the Lessor’s or the Trustee’s inspection within a reasonable time period, not to exceed 45 days, the Group I Trucks at the location where such Group I Trucks are normally domiciled. Further, the Lessee will, during normal business hours and with a notice of three Business Days, make its records pertaining to the Group I Trucks available to the Lessor or the Trustee for inspection at the location where the Lessee’s records are normally domiciled.

10. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee, at its expense, shall be responsible for proper registration and licensing of the Group I Trucks and titling of the Group I Trucks in the name of the Lessor (with the Lien of the Trustee, in its name or in the name of an Applicable Nominee Lienholder, on behalf of the Trustee, noted thereon), and, where required, shall have such Group I Trucks inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, possession of all Certificates of Title shall at all times remain with the Administrator, or an Affiliate or agent of the Administrator identified to the Trustee in writing, which will hold such Certificates of Title in its capacity as agent for the Lessor and on behalf of the Trustee. The Lessee shall be responsible for the payment of all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Group I Truck during the Vehicle Term for such Group I Truck or imposed during the Vehicle Term for such Group I Truck by any Governmental Authority or any court of law or equity with respect to such Group I Trucks in connection with the Lessee’s operation of such Group I Trucks. The Lessor agrees to execute a power of attorney in substantially the form of Attachment C hereto (each, a “Power of Attorney”), and such other documents as may be necessary in order to allow the Lessee to title, register and dispose of the Group I Trucks leased hereunder in accordance with the terms hereof; provided, however, that possession of all Certificates of Title shall at all times remain with the Administrator, or an Affiliate or agent of the Administrator identified to the Trustee in writing, which will hold such Certificates of Title in its capacity as agent for the Lessor and on behalf of the Trustee, and the Lessee acknowledges and agrees that it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 18.3(iii) hereof.

11. MAINTENANCE AND REPAIRS. The Lessee shall pay for all maintenance and repairs to keep Group I Trucks in good working order and condition, and the Lessee will maintain the Group I Trucks as required in order to keep the manufacturer’s warranty in force. The Lessee will return Group I Trucks to a facility authorized by the manufacturer of such Group I Truck or the Lessee’s warranty station authorized by the manufacturer of such Group I Truck for warranty work. The Lessee will comply with any manufacturer’s recall of any Group I Truck. The Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Group I Trucks including, but not limited to, fuel, lubricants, and coolants. The Lessee agrees that it shall not make any material alterations to any Group I Trucks without the prior consent of the Lessor. Any improvements or additions to any Group I Trucks shall become and remain the property of the Lessor, except that any addition to Group I Trucks made by the Lessee shall remain the property of the Lessee if such addition can be disconnected from such Group I Trucks without impairing the functioning of such Group I Trucks or its resale value, excluding such addition.

12. GROUP I TRUCK WARRANTIES.

12.1 No Lessor Warranties. THE LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE GROUP I TRUCKS LEASED BY THE LESSEE HEREUNDER. THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE GROUP I TRUCKS NOR ANY WARRANTY THAT THE GROUP I TRUCKS WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND THE LESSEE, THE LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY GROUP I TRUCK FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, THE LESSEE LEASES THE GROUP I TRUCKS “AS IS.” IN NO EVENT SHALL THE LESSOR BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED.

12.2 Manufacturer’s Warranties. If a Group I Truck is covered by a manufacturer’s warranty, the Lessee, during the Vehicle Term for such Group I Truck, shall have the right to make any claims under such warranty which the Lessor could make.

13. GROUP I TRUCK USAGE GUIDELINES AND RETURN; TRUCK SPECIAL DAMAGE PAYMENTS.

13.1 Usage. As used herein “Truck Turn-In Condition Standard” with respect to each Group I Truck shall mean such Group I Truck shall have no: body dents; rust; corrosion; dented, rusted, broken, missing chrome or trim; ripped or stained upholstery, seats, dash, headliner or carpeting; missing interior trim; sprung or misaligned doors or their openings; worn, cracked, split, broken or leaking weather-stripping; faulty window mechanisms; broken, cracked, missing glass, mirrors or lights; faulty electronic systems, including on-board computers, processors, sensors, controls, radios, stereos, and the like; faulty heating, air conditioning or climate control systems; worn or faulty shock absorbers or other suspension or steering parts, systems or mechanisms; excessively worn tires; or any other condition that adversely affects the appearance or operating condition of such Group I Truck, in each case other than any such condition that would reasonably be considered to be normal wear and tear or otherwise de minimis by a purchaser of such Group I Truck.

13.2 Truck Special Damage Payments. (a) The Lessee will use its best efforts to maintain the Group I Trucks in a manner such that no Truck Special Damage Payments (as defined below) shall be due upon disposition of the Group I Trucks by or for the benefit of the Lessor. Upon disposition of each Group I Truck leased hereunder by or for the benefit of the Lessor, other than the sale of any Group I Truck to the Lessee in accordance with the terms hereof, if such Group I Truck fails to satisfy the Truck Turn-In Condition Standard established pursuant to Section 13.l, the Lessor will charge the Lessee for the amount that the Administrator estimates in good faith to be the reduction in the saleable value of such Group I Truck as a result of such failure to satisfy the Truck Turn-In Condition Standard (any such amounts are referred to as the “Truck Special Damage Payments”).

(b) On each Distribution Date, the Lessee shall pay to the Lessor all Truck Special Damage Payments that have accrued during the Related Month. The obligation of the Lessee to pay Truck Special Damage Payments shall constitute the sole remedy respecting the breach of its covenant contained in the first sentence of Section 13.2(a). The provisions of this Section 13.2 will survive the expiration or earlier termination of the Term.

14. DISPOSITION PROCEDURE. The Lessee shall comply with the requirements of law in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary, and signed odometer statements to be submitted with the Group I Trucks upon any disposition thereof pursuant to the terms hereof.

15. ODOMETER DISCLOSURE REQUIREMENT. The Lessee agrees to comply with all requirements of law with respect to Group I Trucks in connection with the transfer of ownership by the Lessor of any Group I Truck, including, without limitation, the submission of any required odometer disclosure statement at the time of any such transfer of ownership.

16. GENERAL INDEMNITY.

16.1 Indemnity by the Lessee and the Guarantor. The Lessee and the Guarantor agree jointly and severally to indemnify and hold harmless the Lessor, the Administrator and the Trustee and the Lessor’s, the Administrator’s and the Trustee’s directors, officers, stockholders, agents and employees (collectively, the “Indemnified Persons”), on a net after-tax basis against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of:

16.1.1 the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the

Lessee or the Guarantor (or the Administrator or its agent on behalf of the Lessee or the Guarantor) of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Group I Truck leased hereunder or to be leased hereunder pursuant to a request by the Lessee including, without limitation, any Group I Truck subleased to a Permitted Sublessee pursuant to Section 7 and any of the forgoing actions, events or circumstances occurring or arising in connection with such subleasing and any customer of any such Permitted Sublessee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

16.1.2 all (i) federal, state, county, municipal or foreign license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state and local income taxes, and penalties and interest thereon, and all other taxes, fees and assessments of any kind whatsoever whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Group I Truck leased hereunder or the acquisition, purchase, sale, rental, delivery, use, operation, control, ownership or disposition of any such Group I Truck or measured in any way by the value thereof or by the business of, investment in, ownership by the Lessor with respect thereto and (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor in connection with this Agreement or any other Applicable Related Documents with respect to any Group I Series of Notes; provided, however, that the following taxes are excluded from the indemnity provided in clauses (i) and (ii) above:

(i) any tax on, based on, with respect to, or measured by net income (including federal alternative minimum tax), other than any taxes or other charges which may be imposed as a result of any determination by a taxing authority that the Lessor is not the owner for tax purposes of the Group I Trucks leased hereunder or that this Agreement is not a “true lease” for tax purposes or that depreciation deductions that would be available to the owner of such Group I Trucks are disallowed, or that the Lessor is not entitled to include the full purchase price for any such Group I Truck in basis including any amounts payable in respect of interest charges, additions to tax and penalties that may be imposed, and all attorneys and accountants fees and expenses and all other fees and expenses that may be incurred in defending against or contesting any such determination;

(ii) any withholding tax imposed by the United States federal government other than such a tax imposed as a result of a change in law enacted (including new interpretations thereof), adopted or promulgated after the Initial Group I Closing Date or, if later, the date the Trustee acquires its interest in (A) the Group I Trucks leased hereunder, (B) the Base Indenture or (C) any other related operative documents that causes it to be an Indemnified Person hereunder unless such a tax is enacted, adopted or promulgated as a tax in lieu of, or in substitution for a tax not otherwise indemnifiable hereunder;

(iii) any tax with respect to any Group I Truck leased by the Lessee hereunder or any transaction relating to such Group I Truck to the extent it covers any period beginning after the earlier of (A) the discharge in full of the Lessee’s obligation to pay Monthly Base Rent, Supplemental Rent and any other amount payable hereunder with respect to such Group I Truck or (B) the expiration or other termination of this Agreement with respect to such Group I Truck, unless such tax accrues in respect of any period during which the Lessee holds over such Group I Truck; and

(iv) any tax that is imposed on an Indemnified Person or any of its Affiliates, to the extent that such tax results from the willful misconduct or gross negligence of such Indemnified Person or such Affiliates;

16.1.3 any violation by the Lessee or the Guarantor of this Agreement or of any Applicable Related Documents with respect to any Group I Series of Notes to which the Lessee or the Guarantor is a party or by which it is bound or of any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objecting of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Group I Truck leased hereunder or any action or transaction by the Lessee or the Guarantor with respect thereto or pursuant to this Agreement;

16.1.4 all out of pocket costs of the Lessor (including the fees and out of pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Agreement and the other Applicable Related Documents with respect to any Group I Series of Notes;

16.1.5 all out of pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lessor or the Trustee in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Applicable Related Documents with respect to any Group I Series of Notes and all indemnification obligations of the Lessor under the Applicable Related Documents with respect to any Group I Series of Notes; and

16.1.6 all costs, fees, expenses, damages and liabilities (including, without limitation, the fees and out of pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason.

If the Lessor shall actually receive any tax benefit (whether by way of offset, credit, deduction, refund or otherwise) not already taken into account in calculating the net after-tax basis for such payment as a result of the payment of any tax indemnified pursuant to this Section 16 or in connection with the circumstances giving rise, to the imposition of such tax, such tax benefit shall be used to offset any indemnity payment owed pursuant to this Section 16 or shall be paid to the Lessee or the Guarantor, as applicable (but only to the extent of any prior indemnity payments actually made pursuant to this Section 16 and only after the Lessor shall actually receive such tax benefits), provided, however, that no such payment to the Lessee or the Guarantor, as applicable, shall be made while any Lease Event of Default shall have occurred and be continuing.

16.2 Reimbursement Obligation by the Lessee and the Guarantor. The Lessee and the Guarantor shall forthwith upon demand reimburse the Lessor or the relevant Indemnified Person for any sum or sums expended with respect to any of the foregoing; provided, however, that, if so requested by the Lessee or the Guarantor, the Lessor or the relevant Indemnified Person shall submit to the Lessee or the Guarantor, as applicable, a statement documenting any such demand for reimbursement or prepayment. To the extent that the Lessee or the Guarantor in fact indemnifies the Lessor or the relevant Indemnified Person under the indemnity provisions of this Agreement, the Lessee or the Guarantor, as applicable, shall be subrogated to the Lessor’s rights or the relevant Indemnified Person’s rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this Section 16 shall survive the expiration or earlier termination of this Agreement or any lease of any Group I Truck hereunder.

16.3 Defense of Claims. The Lessor agrees to notify the Lessee of any claim made against it for which the Lessee may be liable pursuant to this Section 16 and, if the Lessee requests, to contest or allow the Lessee to contest such claim. If any Lease Event of Default shall have occurred and be continuing, no contest shall be required, and any contest which has begun shall not be required to be continued to be pursued, unless arrangements to secure the payment of the Lessee’s obligations pursuant to this Section 16 hereunder have been made and such arrangements are reasonably satisfactory to the Lessor. The Lessor shall not settle any such claim without the Lessee’s consent, which consent shall not be unreasonably withheld. Defense of any claim referred to in this Section 16 for which indemnity may be required shall, at the option and request of the Indemnified Person, be conducted by the Lessee or the Guarantor, as applicable. The Lessee or the Guarantor, as the case may be, will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense; provided such participation does not interfere with the Lessee’s or the Guarantor’s assertion of such claim or defense. The Lessee and the Guarantor agree that no Indemnified Person will be liable to the Lessee or the Guarantor, as applicable, for any claim caused directly or indirectly by the inadequacy of any Group I Truck leased for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such repairs, servicing or adjustments or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessee or the Guarantor. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require the Lessee or the Guarantor to indemnify the Lessor for any of the Lessor’s acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which the Lessee or the Guarantor may have against the manufacturer.

17. ASSIGNMENT.

17.1 Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of the Group I Trucks by selling or assigning, in whole or in part, its right, title and interest in this Agreement, including, without limitation, in moneys due from the Lessee, the Guarantor and any third party under this Agreement; provided, however, that any such sale or assignment shall be subject to the rights and interest of the Lessee in the Group I Trucks, including but not limited to the Lessee’s right of quiet and peaceful possession of the Group I Trucks as set forth in Section 9 hereof, and under this Agreement.

17.2 Limitations on the Right of the Lessee to Assign this Agreement. The Lessee agrees that it shall not, without prior written consent of the Lessor and the consent of the Required Noteholders of each Group I Series of Notes Outstanding, assign this Agreement or any of its rights hereunder to any other party; provided, however, that the Lessee may rent the Group I Trucks under the terms of its normal daily rental programs and may sublease Group I Trucks to Permitted Sublessees in accordance with Section 7 hereof. Any purported assignment in violation of this Section 17.2 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of the Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

18. DEFAULT AND REMEDIES THEREFOR.

18.1 Events of Default. Any one or more of the following will constitute an event of default (a “Lease Event of Default”) as that term is used herein:

18.1.1 there occurs a default in the payment of any portion of Monthly Base Rent or Supplemental Rent and the continuance thereof for a period of five Business Days;

18.1.2 any unauthorized assignment or transfer of this Agreement by the Lessee or the Guarantor occurs;

18.1.3 the failure, in any material respect, of the Lessee and the Guarantor to maintain, or cause to be maintained, insurance as required in Section 5 or Section 26.3;

18.1.4 the failure of the Lessee and the Guarantor to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage and maintenance, and such default continues for more than 30 days after the earlier of (x) the date the Lessee or Guarantor has actual knowledge of such default or (y) the date written notice of such default is delivered by the Lessor or the Trustee to the Lessee or the Guarantor;

18.1.5 if any representation or warranty made by the Lessee or the Guarantor herein is inaccurate or incorrect or is breached or is false or misleading in any material respect as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Lessee or the Guarantor to the Lessor or the Trustee is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified, and the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading in any material respect, as the case may be, shall not have been eliminated or otherwise cured for 30 days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor or the Trustee to the Guarantor or the Lessee and (y) the date the Guarantor or the Lessee learns of such circumstance or condition;

18.1.6 an Event of Bankruptcy occurs with respect to the Lessee, the Guarantor, the Administrator or BRAC;

18.1.7 the Pension Benefit Guaranty Corporation or the Internal Revenue Service shall have filed notice of one or more liens against the Lessee (unless such lien does not purport to cover the Collateral or the Group I Collateral or any amount payable under this Agreement), and, in the case of notice filed by the Internal Revenue Service, such notice shall have remained in effect for more than 30 days unless, prior to the expiration of such period, the Lessee shall have provided the Lessor with a bond in an amount at least equal to the amount of such lien or, in the case of any such lien in an amount less than $1,000,000, the Lessee shall have established to the reasonable satisfaction of the Lessor that such lien is being contested in good faith and that adequate reserves have been established in respect of the claim giving rise to such lien.

18.2 Effect of Lease Event of Default or Liquidation Event of Default. If any Lease Event of Default described in Section 18 or any Liquidation Event of Default shall occur, the Lessor, acting at the direction of the Trustee may terminate this Agreement and then (x) any accrued and unpaid Monthly Base Rent, Supplemental Rent and all other charges and payments accrued but unpaid under this Agreement (calculated as if the full amount of interest on each Group I Series of Notes was then due and payable in full) shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable and (y) the Lessee shall, at the request of the Lessor or the Trustee, return or cause to be returned all Group I Trucks (and the Administrator shall deliver, or cause to be delivered, to the Trustee the Certificates of Title relating thereto) to the Lessor or the Trustee.

18.3 Rights of Lessor Upon Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default. If a Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default shall occur, then the Lessor or the Trustee at its option may:

(i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee or the Guarantor of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 18.5; or

(ii) By notice in writing to the Lessee, terminate this Agreement in its entirety and/or the right of possession hereunder of the Lessee of the Group I Trucks, and the

Lessor or the Trustee may direct delivery by the Lessee or the Guarantor (or the Administrator or its agent on behalf of the Lessee or the Guarantor) of documents of title to the Group I Trucks, whereupon all rights and interests of the Lessee or the Guarantor to the Group I Trucks will cease and terminate and the Guarantor will remain liable hereunder as herein provided, provided, however, that their liability will be calculated in accordance with Section 18.5); and thereupon, the Lessor or the Trustee or its agents may peaceably enter upon the premises of the Lessee or other premises where the Group I Trucks may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee or the Guarantor, or their successors or assigns, to use the Group I Trucks for any purpose whatsoever, and the Lessor will, nevertheless, have a right to recover from the Lessee or the Guarantor any and all amounts which under the terms of this Section 18.3 (as limited by Section 18.5 of this Agreement) as may be then due. The Lessor will provide the Lessee with written notice of the place and time of any sale of Group I Trucks at least five days prior to the proposed sale, which shall be deemed commercially reasonable, and the Lessee may purchase such Group I Truck(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor and the Trustee will be in addition to every other power and remedy hereby specifically given to the Lessor or the Trustee or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor or the Trustee; provided, however, that the measure of damages recoverable against the Lessee and the Guarantor will in any case be calculated in accordance with Section 18.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee or the Guarantor will not otherwise alter or affect the Lessor’s rights or the obligations hereunder of the Lessee and the Guarantor. The Lessor’s acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor’s or the Trustee’s rights hereunder with respect to any subsequent payments or defaults therein; or

(iii) By notice in writing to the Lessee, terminate the Power of Attorney.

18.4 Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default and Non-Performance of Certain Covenants.

(i) If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Base Indenture and each related Group I Series Supplement, shall have the rights against the Guarantor, the Lessee, and the Group I Collateral provided in the Base Indenture and such Group I Series Supplements, including the right to take possession of all or a portion of the Group I Trucks immediately from the Lessee.

(ii) Upon a default in the performance (after giving effect to any applicable grace periods provided herein) by the Guarantor or the Lessee of its obligations hereunder to keep the Group I Trucks free of Liens (other than Permitted Liens) and to maintain the Trustee’s first priority perfected security interest in the Group I Collateral, the Lessor or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Group I Trucks including the execution of UCC financing statements with respect to general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Guarantor or the Lessee as applicable.

(iii) Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default, the Lessee shall dispose of the Group I Trucks in accordance with the instructions of the Trustee. To the extent the Lessee fails to so dispose of any Group I Trucks, the Trustee shall have the right to otherwise dispose of such Group I Trucks. In addition, following the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default, the Trustee shall have all of the rights, remedies, powers, privileges and claims vis-à-vis the Guarantor or the Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims set forth in Sections 3.3 and 9.2 of the Base Indenture, and each of the Guarantor and the Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted by the Lessor to the Trustee pursuant to Article 3 of the Base Indenture and that the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

18.5 Measure of Damages. If a Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Article 18, the amount that the Lessor shall be permitted to recover shall be equal to:

(i) all Monthly Base Rent, all Supplemental Rent and all other amounts due and payable under this Agreement (calculated as provided in Section 18.2); plus

(ii) any damages and expenses, including reasonable attorneys’ fees and expenses (but excluding net after-tax losses of federal and state income tax benefits to which the Lessor would otherwise be entitled as a result of this Agreement), which the Lessor or the Trustee will have sustained by reason of the Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default, together with reasonable sums for such attorneys’ fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Group I Trucks or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

(iii) interest on amounts due and unpaid under this Agreement at the applicable Carrying Cost Interest Rate plus 1.0% from time to time computed from the date of the Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default or the date payments were originally due to the Lessor under this Agreement or from the date of each expenditure by the Lessor which is recoverable from the Lessee pursuant to this Section 18, as applicable, to and including the date payments are made by the Lessee.

18.6 Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 18.2 or 18.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing any Group I Trucks, and reasonable attorneys’ fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Monthly Base Rent and Supplement Rent, (iii) to the payment of all other amounts due hereunder, and (iv) any remaining amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto.

18.7 Special Default. If on any Business Day, the Lessee or the Guarantor obtains actual knowledge that a Group I Truck included in the Borrowing Base (other than any Group I Truck that is an Eligible Truck solely by reason of the proviso to the definition of Eligible Trucks) is not titled in the name of CPF with the Trustee or an Applicable Nominee Lienholder noted as the first lienholder on the Certificate of Title for such Group I Truck (or, the Lessee or the Guarantor obtains actual knowledge that the Titling Procedures have not been properly satisfied with respect to any Group I Truck included in the Borrowing Base), then the Lessee shall within three (3) Business Days make an application (or correct its application, as the case may be) with the Oklahoma Tax Commission (the “OTC”) or any Oklahoma motor vehicle license agent (“License Agent”) to properly title such Group I Truck in the name of CPF with a lien in favor of the Trustee (or an Applicable Nominee Lienholder, as the case may be). If the Lessee fails to perform under the preceding sentence by the close of business on the third Business Day after obtaining such knowledge, then the Lessee shall promptly, but in no event later than three (3) Business Days thereafter, sell or purchase any improperly titled Group I Trucks (or any such Group I Truck with respect to which the Titling Procedures have not been properly satisfied). If the proceeds of the sale of any such Group I Truck are less than the applicable Vehicle Purchase Price for such improperly titled Group I Truck, then the Lessee shall pay to CPF an amount equal to such deficiency; provided, that if the Lessee purchases any such Group I Truck, it shall pay to the Lessor the applicable Vehicle Purchase Price therefor.

19. CERTIFICATION OF TRADE OR BUSINESS USE. The Lessee hereby warrants and certifies as of the date hereof and as of each Series Closing Date with respect to a Group I Series of Notes, under penalties of perjury, that (i) it intends to use the Group I Trucks which are subject to this Agreement in its trade or business and (ii) it has been advised that it will not be treated as the owner of such Group I Trucks for federal tax income purposes.

20. SURVIVAL. In the event that, during the term of this Agreement, the Lessee or the Guarantor becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by the Lessee or the Guarantor.

21. TITLE. This is an agreement to lease only and title to Group I Trucks will at all times remain in the Lessor’s name or in the name of a nominee. Neither the Lessee nor the Guarantor will have any rights or interest in Group I Trucks whatsoever other than the right of possession and use as provided by this Agreement.

22. GUARANTY.

22.1 Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Group I Trucks to the Lessee, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessee to make any payments required to be made by it under this Agreement, (ii) agrees to cause the Lessee to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessee under this Agreement and (iii) agrees that, if for any reason whatsoever, the Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the “Guaranteed Obligations”). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 22 (this “Guaranty”) will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and performance and not merely of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against the Lessee or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

22.2 Scope of Guarantor’s Liability. The Guarantor’s obligations hereunder are independent of the obligations of the Lessee, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against the Lessee, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessee or any other guarantor or any other Person is joined in any such action. The Guarantor’s liability hereunder shall at all times remain effective with respect to the full amount due from the Lessee hereunder, notwithstanding any limitations on the liability of the Lessee to the Lessor contained in any of the Applicable Related Documents with respect to any Group I Series of Notes or elsewhere. The Lessor’s rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed. The liability of the Guarantor hereunder shall be reinstated and revived, and the rights of the Lessor shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Lessor upon the bankruptcy, insolvency or reorganization of the Lessee, any other guarantor or any other Person, or otherwise, all as though such amount had not been paid.

22.3 Lessor’s Right to Amend this Agreement, Etc.. The Guarantor hereby authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release the Lessee, any other guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

22.4 Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

(a) all statutes of limitation as a defense to any action brought by the Lessor against the Guarantor;

(b) any defense based upon:

(i) the unenforceability or invalidity of all or any part of the Guaranteed Obligations or any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations;

(ii) any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of the Lessee or any other Person or any of the Guaranteed Obligations or any security therefor; or

(iii) any disability or any other defense of the Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

(c) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

(i) accelerate the Guaranteed Obligations;

(ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

(iii) proceed against the Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

(d) all rights of subrogation, all rights to enforce any remedy that the Lessor now or hereafter has against the Lessee or any other Person, and any benefit of, and right to participate in, any security now or hereafter held by the Lessor with respect to the Guaranteed Obligations;

(e) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

(f) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

(g) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

22.5 Guarantor to Pay Lessor’s Expenses. The Guarantor agrees to pay to the Lessor, on demand, all costs and expenses, including attorneys’ and other professional and paraprofessional fees, incurred by the Lessor in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor’s demand therefor, at the Carrying Cost Interest Rate plus 2.0%.

22.6 Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by the Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of the Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Lessee or the Guarantor or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

22.7 Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

23. RIGHTS OF LESSOR ASSIGNED. Notwithstanding anything to the contrary contained in this Agreement, each of the Lessee and the Guarantor acknowledges that the Lessor has assigned all of its rights under this Agreement to the Trustee pursuant to the Indenture. Accordingly, each of the Lessee and the Guarantor agrees that:

(i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and the obligations of the Guarantor and of the Lessee hereunder (including with respect to the payment of Monthly Base Rent, Supplemental Rent and all other amounts payable hereunder) shall not be subject to any claim or defense which the Guarantor or the Lessee may have against the Lessor or, in the case of the Guarantor, the Lessee (other than the defense of payment actually made) and shall be absolute and unconditional and shall not be subject to any abatement, setoff, counterclaim, deduction or reduction for any reason whatsoever. Specifically, each of the Lessee and the Guarantor agrees that, upon the occurrence of a

Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against the Lessee or the Guarantor provided for herein and neither the Lessee nor the Guarantor will interpose as a defense that such claim should have been asserted by the Lessor;

(ii) Upon the delivery by the Trustee of any notice to the Lessee or the Guarantor stating that a Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default has occurred, the Lessee or the Guarantor, as the case may be, will, if so requested by the Trustee, treat the Trustee or the Trustee’s designee for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee as the successor to the Lessor hereunder, irrespective of whether the Lessee or the Guarantor has received any such notice from the Lessor; provided, however, that the Trustee shall in no event be liable to the Lessee for any action taken by it in its capacity as successor to the Lessor other than actions that constitute negligence or willful misconduct;

(iii) Each of the Lessee and the Guarantor acknowledges that pursuant to the Indenture the Lessor has irrevocably authorized and directed the Lessee or the Guarantor to, and the Lessee and the Guarantor shall, make payments of Monthly Base Rent and Supplemental Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and such payments shall discharge the obligation of the Lessee and the Guarantor to the Lessor hereunder to the extent of such payments. Upon written notice to the Lessee or the Guarantor of a sale or assignment by the Trustee of its right, title and interest in moneys due under this Agreement to a successor Trustee, the Lessee or the Guarantor, as the case may be, shall thereafter make payments of all Monthly Base Rent and Supplemental Rent (and any other payments hereunder) to the party specified in such notice;

(iv) Upon request made by the Trustee at any time, each of the Lessee and the Guarantor shall take such actions as are requested by the Trustee to assist the Trustee in maintaining the Trustee’s first priority perfected security interest in this Agreement, the Group I Trucks, the Certificates of Title with respect thereto and any other Group I Collateral; and

(v) In the event that the Indenture terminates and all obligations owing under the Indenture have been paid in full, the Lessor shall have all rights under this Agreement previously assigned to the Trustee.

24. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Lessor, the Guarantor and the Lessee and consented to in writing by the Trustee and by the Required Noteholders of each Group I Series of Notes Outstanding; provided, however, that the Eligible Truck Appendix may be amended in accordance with the Indenture. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable.

25. CERTAIN REPRESENTATIONS AND WARRANTIES. The Lessee represents and warrants to the Lessor and the Trustee as to itself, and the Guarantor represents and warrants to the Lessor and the Trustee as to itself and as to the Lessee, that as of the date hereof and as of each Series Closing Date with respect to a Group I Series of Notes:

25.1 Organization; Ownership; Power; Qualification. Each of the Guarantor and the Lessee is (i) a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has the limited liability company power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

25.2 Authorization; Enforceability. Each of the Guarantor and the Lessee has the limited liability company power and has taken all necessary limited liability company action to authorize it to execute, deliver and perform this Agreement and each of the other Applicable Related Documents with respect to each Group I Series of Notes to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Guarantor and the Lessee and is, and each of the other Applicable Related Documents with respect to each Group I Series of Notes to which the Guarantor or the Lessee is a party is, a legal, valid and binding obligation of the Guarantor and the Lessee, enforceable in accordance with its terms.

25.3 Compliance. The execution, delivery and performance, in accordance with their respective terms, by the Guarantor and the Lessee of this Agreement and each of the other Applicable Related Documents with respect to each Group I Series of Notes to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, (ii) violate any applicable law with respect to the Guarantor or the Lessee which violation could result in a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of formation or limited liability company agreement, as amended, of the Guarantor or the Lessee, (iv) conflict with, result in a breach of, or constitute a default under any indenture, agreement, or other instrument to which the Guarantor or the Lessee is a party or by which its properties may be bound or (v) result in or require the creation or imposition of any Lien (except Permitted Liens) upon or with respect to any property now owned or hereafter acquired by the Lessee.

25.4 Financial Information; Financial Condition.1 All balance sheets, all statements of operations, of shareholders’ equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished to the Lessor, the Trustee or any Group I Noteholder for the purposes of or in connection with this Agreement or the

[1]	DB to confirm dates as of which financial information to be presented.

Applicable Related Documents with respect to any Group I Series of Notes have been and, except as noted therein, will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. Such financial data include the following financial statements and reports which have been furnished to the Lessor, the Group I Noteholders and the Trustee on or prior to the date hereof or such Series Closing Date:

(i) the audited consolidated financial statements consisting of a statement of financial position of the Guarantor and its consolidated subsidiaries as of December 31, 2011, and the related statements of operations, stockholder’s equity and cash flows of the Guarantor and its consolidated subsidiaries for the year ended December 31, 2011.

25.5 Litigation. Except as set forth in Schedule 25.5 hereto, as such Schedule may be amended in connection with each Series Closing Date with respect to the Group I Series of Notes, and except for claims as to which an insurer has admitted coverage in writing and which are fully covered by insurance provided by a Person who is not an Affiliate of BTR and for which adequate reserves have been set aside in accordance with GAAP, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor’s or the Lessee’s knowledge, threatened against the Guarantor or the Lessee which would, if adversely determined, have a Material Adverse Effect.

25.6 Liens. The Group I Trucks and other Group I Collateral are free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Trustee. The Trustee has obtained, and shall continue to obtain, for the benefit of the Group I Secured Parties pursuant to the Indenture, a first priority perfected Lien on all Group I Trucks leased hereunder. All Vehicle Perfection and Documentation Requirements with respect to all Group I Trucks on or after the date hereof have and shall continue to be satisfied.

25.7 Employee Benefit Plans. (a) During the 12 consecutive month period prior to the date hereof and of such Series Closing Date: (i) no steps have been taken by the Guarantor, the Lessee or any member of the Controlled Group, or to the knowledge of the Guarantor, by any Person, to terminate any Pension Plan; and (ii) no contribution failure has occurred with respect to any Pension Plan maintained by the Guarantor, the Lessee or any member of the Controlled Group sufficient to give rise to a Lien under Section 302(f)(l) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor or the Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that could have a Material Adverse Effect, and (c) neither Guarantor nor the Lessee has any material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title 1 of ERISA and liability which would have a Material Adverse Effect.

25.8 Investment Company Act. Neither the Guarantor nor the Lessee is an “investment company” or a company “controlled,” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, and neither the Guarantor nor the Lessee is subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Applicable Related Documents with respect to any Group I Series of Notes, and neither the entering into or performance by the Guarantor or the Lessee of this Agreement violates any provision of such Act.

25.9 Regulations T, U and X. Neither the Guarantor nor the Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System). None of the Guarantor, the Lessee, any Affiliates of any of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or any Group I Series of Notes, the making or existence of any Group I Series of Notes or the use of proceeds of any Group I Series of Notes to violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

25.10 Jurisdiction of Organization; Principal Places of Business Locations. Each of the Lessee and the Guarantor is a “registered organization” within the meaning of Section 9-102(a)(70) of the applicable UCC, and Schedule 25.10 lists each of the locations where each of the Lessee and the Guarantor is organized and the Lessee’s and the Guarantor’s legal names. Except as set forth on Schedule 25.10 neither the Lessee nor the Guarantor has maintained a principal place of business or a chief executive office other than in, respectively, Parsippany, New Jersey and Denver, Colorado during the four years preceding the date of this Agreement or the immediately preceding Series Closing Date with respect to a Group I Series of Notes, as applicable.

25.11 Taxes. Each of the Guarantor and the Lessee has filed all tax returns which have been required to be filed by it (except where the requirement to file such return is subject to a valid extension or such failure relates to returns which, in the aggregate, show taxes due in an amount of not more than $500,000), and has paid or provided adequate reserves for the payment of all taxes shown due on such returns or required to be paid as a condition to such extension, as well as all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are payable without penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the date hereof and as of each Series Closing Date, to the best of the Guarantor’s or the Lessee’s knowledge, there is no unresolved claim by a taxing authority concerning the Guarantor’s or the Lessee’s tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

25.12 Governmental Authorization. Each of the Guarantor and the Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect.

25.13 Compliance with Laws. Each of the Guarantor and the Lessee: (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect, and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect, and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect.

25.14 Eligible Trucks; Permitted Sublessee. Each Group I Truck is or will be, as the case may be, on the CPF Lease Commencement Date with respect to such Group I Truck, an Eligible Truck. Each sublessee subleasing a Group I Truck from the Lessee is, or will be as of the sublease commencement date for such Group I Truck, a Permitted Sublessee and each applicable sublease meets the requirements set forth in Section 7.

25.15 Supplemental Documents True and Correct. All information contained in any other Supplemental Document with respect to Group I Trucks which has been submitted, or which may hereafter be submitted by the Lessee to the Lessor is, or will be, true, correct and complete.

25.16 Absence of Default. Each of the Guarantor and the Lessee is in compliance with all of the provisions of its certificate of formation and limited liability company agreement and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) a Lease Event of Default or a Potential Lease Event of Default or (ii) a default or event of default by the Guarantor or the Lessee under any indenture, agreement or other instrument, or any judgment, decree or final order to which the Guarantor or the Lessee is a party or by which the Guarantor or the Lessee or any of their properties may be bound or affected that could result in a Material Adverse Effect.

25.17 Title to Assets. Each of the Guarantor and the Lessee has good, legal and marketable title to, or a valid leasehold interest in, all of its assets, except to the extent no Material Adverse Effect could result. None of such properties or assets is subject to any Liens except Liens incurred pursuant to the Credit Agreement and except, in the case of the Lessee, for Permitted Encumbrances. Except for financing statements or other filings with respect to or evidencing Permitted Encumbrances, no financing statement under the UCC of any state, application for a Certificate of Title or certificate of ownership, or other filing which names the Lessee as debtor or which covers or purports to cover any of the assets of the Lessee is on file in any state or other jurisdiction, and the Lessee has not signed any such financing statement, application or instrument authorizing any secured party or creditor of such Person thereunder to file any such financing statement, application or filing other than with respect to Permitted Encumbrances and except to the extent no Material Adverse Effect could result.

25.18 Burdensome Provisions. Neither the Guarantor nor the Lessee is a party to or bound by any Contractual Obligation that could have a Material Adverse Effect.

25.19 No Adverse Change. Since December 31, 2011, (x) no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Guarantor or the Lessee has occurred, and (y) no event has occurred or failed to occur, which has had or may have, either alone or in conjunction with all other such events and failures, a Material Adverse Effect.

25.20 No Adverse Fact. No fact or circumstance is known to the Guarantor or the Lessee, as of the date hereof or as of such date, which, either alone or in conjunction with all other such facts and circumstances, has had or might in the future have (so far as the Guarantor or the Lessee can foresee) a Material Adverse Effect.

25.21 Accuracy of Information. All data, certificates, reports, statements, Opinions of Counsel, documents and other information furnished to the Lessor, any Group I Noteholder or the Trustee by or on behalf of the Guarantor or the Lessee pursuant to any provision of any Applicable Related Document with respect to any Group I Series of Notes, or in connection with or pursuant to any amendment or modification of, or waiver under, any Applicable Related Document with respect to any Group I Series of Notes, shall, at the time the same are so furnished, (i) be complete and correct in all material respects to the extent necessary to give the Lessor, such Group I Noteholder or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact, and (iii) not omit to state a material fact necessary in order to make the statements contained therein (in light of the circumstances in which they were made) not misleading, and the furnishing of the same to the Lessor, such Group I Noteholder or the Trustee, as the case may be, shall constitute a representation and warranty by the Guarantor and the Lessee made on the date the same are furnished to the Lessor, such Group I Noteholder or the Trustee, as the case may be, to the effect specified in clauses (i), (ii) and (iii).

25.22 Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and the other Applicable Related Documents with respect to each Group I Series of Notes, each of the Guarantor and the Lessee is solvent within the meaning of the Bankruptcy Code and each of the Guarantor and the Lessee is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Guarantor or the Lessee.

26. CERTAIN AFFIRMATIVE COVENANTS. Until the expiration or termination of this Agreement, and thereafter until the obligations of the Lessee and the Guarantor under this Agreement and the Applicable Related Documents with respect to each Group I Series of Notes are satisfied in full, the Lessee covenants and agrees as to itself, and the Guarantor covenants and agrees as to itself and as to the Lessee that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will (and, in the case of the Guarantor, will cause the Lessee to):

26.1 Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Guarantor and the Lessee (it being understood that, subject to Section 27.1, the Lessee shall remain a direct or indirect Wholly-Owned Subsidiary of the Guarantor); (ii) be, and ensure that the Lessee is, duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it and its Subsidiaries, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

26.2 Books, Records and Inspections. (i) Maintain, or cause to be maintained, complete and accurate books and records with respect to the Group I Trucks leased under this Agreement and (ii) permit any Person designated by the Lessor or the Trustee in writing to visit and/or inspect any of the properties, limited liability company books and financial records of the Guarantor and its Subsidiaries and to discuss its affairs, finances and accounts with officers of the Guarantor and its Subsidiaries, agents of the Guarantor and with the Guarantor’s independent public accountants, all at such reasonable times and as often as the Lessor or the Trustee may reasonably request.

26.3 Insurance. Obtain and maintain with respect to all Group I Trucks that are subject to this Agreement (a) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (b) property damage insurance with a limit of $1,000,000 per occurrence, and (c) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the Lessee at any time hereafter, whichever is greater, with respect to all trucks and vans comprising the Lessee’s truck rental fleet. The Lessor acknowledges and agrees that the Lessee may, to the extent permitted by applicable law, self-insure for the first $1,000,000 per occurrence, or a greater amount up to a maximum of $3,000,000, with the consent of the Requisite Investors, per occurrence, of vehicle liability and property damage which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lessor and the Trustee as additional insured parties, in the case of catastrophic physical damage insurance on such Group I Trucks, shall name the Trustee as loss payee as its interest may appear and will provide that the Lessor and the Trustee shall receive at least ten days’ prior written notice of cancellation of such policies. The Lessee will notify promptly the Lessor and the Trustee of any curtailment or cancellation of the Lessee’s right to self-insure in any jurisdiction.

26.4 Reporting Requirements. Furnish, or cause to be furnished to the Lessor and the Trustee:

(i) Annual Report. As soon as available and in any event within 100 days after the end of each fiscal year thereafter, beginning with the fiscal year end of December 31, 2011, (A) the audited consolidated balance sheet of ABCR and its consolidated subsidiaries as at the end of, and the related consolidated statements of income, shareholders’ equity and cash flows for such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an opinion of Deloitte & Touche LLP or such other independent certified public accountants of recognized standing as shall be retained by ABCR, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting (the “ABCR Financial Statements”), and (B) unaudited combined financial statements consisting of a statement of financial position of BTR and its subsidiaries as of the end of such fiscal year and a statement of operations, members’ equity and cash flows of BTR and its subsidiaries for such fiscal year, certified by a senior financial officer of BTR as having been prepared in accordance with GAAP (except as otherwise noted therein).

(ii) Quarterly Statements. As soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year, beginning with the end of the first quarter March 31, 2012, of the Guarantor, unaudited financial statements consisting of a combined statement of financial position of the Guarantor and its Subsidiaries as of the end of such quarter and a statement of operations, members’ equity and cash flows of the Guarantor and its Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year beginning with the quarterly statements for the first quarter ending March 31, 2012, all in reasonable detail and certified (subject to year-end adjustments) by a senior financial officer of the Guarantor as having been prepared in accordance with GAAP (except as otherwise noted therein);

(iii) Amortization Events and Lease Events of Default. As soon as possible but in any event within two Business Days after the occurrence of any Amortization Event in respect of a Group I Series of Notes, Potential Amortization Event in respect of a Group I Series of Notes, Lease Event of Default or Potential Lease Event of Default, a written statement of an Authorized Officer describing such event and the action that the Guarantor or the Lessee, as the case may be, proposes to take with respect thereto;

(iv) Reports. Promptly, from time to time, such information with respect to the Lessee, the Guarantor, CPF or the Group I Trucks leased hereunder as the Lessor may require to satisfy its reporting obligations pursuant to Section 4.1 of the Base Indenture; and

(v) Other. Promptly, from time to time, such other information, documents, or reports respecting the Group I Trucks leased hereunder or the condition or operations, financial or otherwise, of the Guarantor, the Lessee or the Administrator as the Lessor or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor or the Trustee under or as contemplated by this Agreement or any other Applicable Related Document with respect to any Group I Series of Notes.

26.5 Payment of Taxes; Removal of Liens. Pay when due all taxes, assessments, fees and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to the Lessee, the Guarantor or their respective property and assets or any interest thereon. Notwithstanding the previous sentence, but subject in any case to the other requirements hereof and of the Applicable Related Documents with respect to each Group I Series of Notes, neither the Lessee nor the Guarantor shall be required to pay any tax, charge, assessment or imposition nor to comply with any law, ordinance, rule, order, regulation or requirement so long as the Lessee or the Guarantor shall contest, in good faith, the amount or validity thereof, in an appropriate manner or by appropriate proceedings. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Guarantor or the Lessee to settle any such contest).

26.6 Business. The Lessee will engage only in businesses in substantially the same or related fields as the businesses conducted on the date hereof and such other lines of business, which, in the aggregate, do not constitute a material part of the operations of the Lessee.

26.7 Maintenance of Separate Existence. Each of the Guarantor and the Lessee acknowledges its receipt of a copy of that certain opinion letter issued by White & Case LLP dated the date hereof and addressing the issue of substantive consolidation as it may relate to the Guarantor, the Lessee and the Lessor. The Guarantor and the Lessee hereby agree to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person.

26.8 Maintenance of the Group I Trucks. Maintain and cause to be maintained in good repair, working order and condition all of the Group I Trucks leased in accordance with its ordinary business practices with respect to all other vehicles owned or leased by it, except to the extent that any such failure to comply with such requirements does not, in the aggregate, materially adversely affect the interests of the Lessor under this Agreement or the interests of the Group I Secured Parties under the Base Indenture and each related Group I Series Supplement. From time to time the Guarantor and the Lessee will make or cause to be made all appropriate repairs, renewals and replacements with respect to the Group I Trucks. The Lessee shall maintain good, legal and marketable title to, or a valid leasehold interest in, all of its assets, free and clear of all Liens except Liens incurred pursuant to the Credit Agreement and except for Permitted Liens, and except to the extent sold or otherwise disposed of in accordance with this Agreement or any of the other Applicable Related Documents with respect to any Group I Series of Notes, and except to the extent no Material Adverse Effect could result.

26.9 Accounting Methods, Financial Records. Maintain, and cause each of its material Subsidiaries to maintain, a system of accounting and keep, and cause each of its material Subsidiaries to keep, such records and books of account (which shall be true and complete) as may be required or necessary to permit the preparation of financial statements in accordance with GAAP.

26.10 Disclosure to Auditors. Disclose, and cause each of its material Subsidiaries to disclose, to its independent certified public accountants in a timely manner all loss contingencies of a type requiring disclosure to auditors under accounting standards promulgated by the Financial Accounting Standards Board.

26.11 Disposal of Group I Trucks. Dispose of the Group I Trucks leased by the Lessee in accordance with Section 2.6(a) (unless the Lessee purchases such Group I Truck in accordance with the terms of Section 2.5.

26.12 Applicable Nominee Agreement. In the case of the Lessee only, if applicable, the Lessee shall acknowledge and consent to the terms of any Applicable Nominee Agreement.

27. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of the Lessee and the Guarantor under this Agreement and the Applicable Related Documents with respect to each Group I Series of Notes are satisfied in full, the Lessee covenants and agrees as to itself, and the Guarantor covenants and agrees as to itself and as to the Lessee that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will not (and, in the case of the Guarantor, will not permit the Lessee to):

27.1 Mergers, Consolidations. Merge or consolidate with any Person, except that, if after giving effect thereto, no Potential Lease Event of Default or Lease Event of Default would exist, this Section 27.1 shall not apply to (i) any merger or consolidation, provided that the Guarantor or the Lessee, as applicable, is the surviving corporation and if the Lessee is the surviving corporation, it is a direct or indirect Wholly-Owned Subsidiary of the Guarantor after such merger or consolidation and (ii) any merger or consolidation of the Lessee with or into another Subsidiary of the Guarantor, provided that the surviving entity executes an agreement of assumption to perform every obligation of the Lessee under this Agreement and such surviving entity is a direct or indirect Wholly-Owned Subsidiary of the Guarantor.

27.2 Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

27.3 Liens. Create or permit to exist any Lien with respect to any Group I Truck, except for Permitted Liens.

27.4 Use of Group I Trucks. Use or allow the Group I Trucks to be used (i) for any illegal purposes or (ii) in any manner that would subject the Group I Trucks to confiscation.

28. ADMINISTRATOR ACTING AS AGENT OF THE LESSOR. The parties to this Agreement acknowledge and agree that BTR shall act as Administrator and, in such capacity, as the agent for the Lessor, for purposes of performing certain duties of the Lessor under this Agreement and the Applicable Related Documents with respect to each Group I Series of Notes. As compensation for the Administrator’s performance of such duties, the Lessor shall pay to the Administrator on each Distribution Date (i) the Monthly Administration Fee payable pursuant to the Applicable Administration Agreement and (ii) the reasonable costs and expenses of the Administrator incurred by it as a result of arranging for the sale of Group I Trucks returned to the Lessor in accordance with Section 2.6(b) and sold to third parties, provided, however, that such costs and expenses shall only be payable to the Administrator to the extent of any excess of the sale price received by the Lessor for any such Group I Truck over the Termination Value thereof.

29. NO PETITION. Each of the Guarantor, the Lessee and the Administrator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes, it will not institute against, or join any other Person in instituting against the Lessor or CPF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor, the Lessee or the Administrator takes action in violation of this Section 29, the Lessor agrees, for the benefit of the Group I Secured Parties, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor, the Lessee or the Administrator against the Lessor or CPF or the commencement of such action and raise the defense that the Guarantor, the Lessee or the Administrator has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 29 shall survive the termination of this Agreement.

30. SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Guarantor and the Lessee hereby irrevocably submits to the jurisdiction of such courts. The Guarantor and the Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Guarantor or the Lessee, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Guarantor and the Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

31. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Guarantor and the Lessee and all rights of the Lessor or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

32. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER APPLICABLE RELATED DOCUMENT WITH RESPECT TO ANY GROUP I SERIES OF NOTES TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

33. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing including facsimile transmission or similar writing and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. In each case, a copy of all notices, requests and other communications that are sent by any party hereunder shall be sent to the Trustee and a copy of all notices, requests and other communications that are sent by the Lessee or the Guarantor to each other that pertain to this Agreement shall be sent to the Lessor and the Trustee. Copies of notices, requests and other communications delivered to the Trustee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:

TRUSTEE:	The Bank of New York Mellon Trust Company, N.A. 2 N. LaSalle Street, Suite 1020 Chicago, IL 60602
	Attention:	Corporate Trust/Structured Finance
	Telephone:	(312) 827-8570
	Fax:	(312) 827-8562

LESSOR:	Centre Point Funding, LLC 6 Sylvan Way Parsippany, NJ 07054
	Attention:	Treasurer
	Telephone:	(973) 496-7312
	Fax:	(973) 496-5852

with a copy to the Administrator:	Budget Truck Rental LLC 6 Sylvan Way Parsippany, NJ 07054
	Attention:	Treasurer
	Telephone:	(973) 496-5285
	Fax:	(973) 496-5852

Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given three (3) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

34. LIABILITY. The Lessee shall be held jointly and severally liable for all of the obligations of the Guarantor hereunder. The Guarantor shall be held jointly and severally liable for all the obligations of the Lessee hereunder.

35. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

36. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

37. EFFECTIVE DATE. This Agreement shall become effective on the date hereof.

38. NO RECOURSE. The obligations of the Lessor under this Agreement are solely the corporate obligations of the Lessor. No recourse shall be had for the payment of any obligation or claim arising out of or based upon this Agreement against any shareholder, partner, employee, officer, director or incorporator of the Lessor.

39. THIRD PARTY BENEFICIARY. The parties hereto agree that the Trustee, in addition to the rights assigned to it pursuant to Section 23 hereof, shall be deemed an intended third party beneficiary to this Agreement and the transactions contemplated hereby and shall have the right to enforce, among the other provisions hereof, the provisions of Section 16 hereof. The parties hereto further agree that the Noteholders of each Group I Series of Notes shall be deemed intended third party beneficiaries to this Agreement and the transactions contemplated hereby.

Schedule 25.5

IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSOR:

CENTRE POINT FUNDING, LLC

By:	/s/ David B. Wyshner
	Name:	David B. Wyshner
	Title:	Senior Executive Vice President,
Chief Financial Officer and Treasurer

Address:

6 Sylvan Way Parsippany, NJ 07054
Attention:	Treasurer
Telephone:	(973) 496-7312
Fax:	(973) 496-5852

LESSEE:

BUDGET TRUCK RENTAL LLC

By:	/s/ David B. Wyshner
	Name:	David B. Wyshner
	Title:	Senior Executive Vice President,
Chief Financial Officer and Treasurer

Address:

6 Sylvan Way Parsippany, NJ 07054
Attention:	Treasurer
Telephone:	(973) 496-5285
Fax:	(973) 496-5852

ADMINISTRATOR:

BUDGET TRUCK RENTAL LLC

By:	/s/ David B. Wyshner
Name: David B. Wyshner
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer
Address:

6 Sylvan Way
Parsippany, NJ 07054
Attention:	Treasurer
Telephone:	(973) 496-5285
Fax:	(973) 496-5852

GUARANTOR:

AVIS BUDGET CAR RENTAL, LLC

By:	/s/ David B. Wyshner
Name: David B. Wyshner
Title: Senior Executive Vice President, Chief Financial Officer and Treasurer
Address:

6 Sylvan Way
Parsippany, NJ 07054
Attention:	Treasurer
Telephone:	(973) 496-7312
Fax:	(973) 496-5852

COUNTERPART NO.      OF FOUR (4) SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

2

Appendix 1

Definitions List

“ABCR” has the meaning set forth in the preamble.

“ABCR Financial Statements” has the meaning set forth in Section 26.4(i).

“Administrator” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Base Indenture” has the meaning set forth in Section 1.

“BTR” has the meaning set forth in the preamble.

“Carrying Cost Interest Rate” means the Carrying Cost Interest Rate (as defined in the Base Indenture) with respect to the Group I Series of Notes.

“CPF” has the meaning set forth in the preamble.

“CPF Lease Commencement Date” has the meaning set forth in Section 3.2.

“CPF Lease Expiration Date” has the meaning set forth in Section 3.2.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of May 3, 2011, among Avis Budget Holdings, LLC, ABCR, as Borrower, the subsidiary borrowers referred to therein, the several lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, each of Bank of America, N.A., Credit Agricole Corporate & Investment Bank, Citicorp USA, Inc., Barclays Bank plc and The Royal Bank of Scotland plc, as Co-Documentation Agents, as amended, restated, modified, supplemented or waived from time to time in accordance with its terms.

“Group I Collateral” means the Group Specific Collateral (as defined in the Base Indenture) with respect to the Group I Series of Notes.

“Group I Noteholder” means the Person in whose name a Group I Note is registered in the Note Register.

“Group I Secured Parties” means the Group Secured Parties (as defined in the Base Indenture) with respect to the Group I Series of Notes.

“Group I Series of Notes” means each Series of Notes designated by the applicable Series Supplement (as defined in the Base Indenture) as a “Group I Series of Notes” sharing in the Group I Collateral.

“Group I Series Supplement” means a Series Supplement (as defined in the Base Indenture) with respect to a Group I Series of Notes.

3

“Group I Trucks” has the meaning set forth in the recitals.

“Guaranteed Obligations” has the meaning set forth in Section 22.1.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” has the meaning set forth in Section 22.1.

“Indemnified Persons” has the meaning set forth in Section 16.1.

“Indenture” has the meaning set forth in Section 1.

“Initial Acquisition Cost” has the meaning set forth in Section 2.3.

“Initial Group I Closing Date” means May 11, 2006.

“Lease Event of Default” has the meaning set forth in Section 18.1.

“Lessee” has the meaning set forth in the preamble.

“Lessee Agreements” has the meaning set forth in Section 2(b)(i).

“Lessor” has the meaning set forth in the preamble.

“License Agent” has the meaning set forth in Section 18.7.

“Liquidation Event of Default” means a Liquidation Event of Default (as defined in the Base Indenture) with respect to the Group I Series of Notes.

“Limited Liquidation Event of Default” means a Limited Liquidation Event of Default (as defined in the Base Indenture) with respect to any Group I Series of Notes.

“Monthly Base Rent” means Monthly Base Rent (as defined in the Base Indenture) with respect to the Group I Series of Notes.

“OTC” has the meaning set forth in Section 18.7.

“Permitted Sublessee” means a Permitted Sublessee (as defined in the Base Indenture) under this Agreement.

“Potential Lease Event of Default” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Lease Event of Default.

“Power of Attorney” has the meaning set forth in Section 10.

“Sublease” means a Sublease (as defined in the Base Indenture) with respect to this Agreement.

4

“Supplemental Documents” has the meaning set forth in Section 2.1.

“Supplemental Rent” means Supplemental Rent (as defined in the Base Indenture) with respect to this Agreement and the Group I Series of Notes.

“Term” has the meaning set forth in Section 3.2.

“Truck Funding Date” has the meaning set forth in Section 3.1.

“Truck Special Damage Payments” has the meaning set forth in Section 13.2.

“Truck Turn-In Condition Standard” has the meaning set forth in Section 13.1.

“Vehicle Acquisition Schedule” has the meaning set forth in Section 2.1.

“Vehicle Lease Commencement Date” has the meaning set forth in Section 3.1.

“Vehicle Lease Expiration Date” has the meaning set forth in Section 3.1.

“Vehicle Purchase Price” has the meaning set forth in Section 2.5.

“Vehicle Term” has the meaning set forth in Section 3.1.

5

Schedule 25.5

Litigation

[ATTACHED]

Schedule 25.10

Jurisdiction of Organization and Prior Business Locations

[ATTACHED]

Attachment A

Information Relating to Group I Trucks

[ATTACHED]

Attachment B

Information Related to Additional Group I Trucks

VIN	MODEL	MODEL YEAR	MANUFACTURER	ORIGINAL CAPITALIZED COST	INITIAL PURCHASE NBV	CLASS

Attachment C

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that CENTRE POINT FUNDING, LLC (“CPF”) does hereby make, constitute and appoint Budget Truck Rental LLC (“BTR”) its true and lawful Attorney-in-Fact for it and in its name, place and stead, (i) to execute any and all documents pertaining to the titling of motor vehicles in the name of Centre Point Funding, LLC, (ii) the noting of the lien of The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) or a nominee lienholder on behalf of the Trustee for the benefit of the Secured Parties (the “Nominee Lienholder”), as applicable, as the first lienholder on certificates of title, (iii) the licensing and registration of motor vehicles, (iv) designating the address of BTR as the mailing address of the Trustee for all documentation relating to the title and registration of such motor vehicles, (v) applying for duplicate certificates of title indicating the lien of the Trustee or Nominee Lienholder where original certificates of title have been lost or destroyed and (vi) upon the sale of any such motor vehicle pursuant to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement (Group I), dated as of March [14], 2012, among CPF, BTR, and Avis Budget Car Rental, LLC, in accordance with the terms and conditions thereof, releasing the lien of the Trustee or the Nominee Lienholder on such motor vehicle by executing any documents required in connection therewith. This power is limited to the foregoing and specifically does not authorize the creation of any liens or encumbrances on any of said motor vehicles.

The powers and authority granted hereunder shall be effective as of the [14th] day of March, 2012, and unless sooner terminated, revoked or extended, cease five years from such date.

IN WITNESS WHEREOF, CENTRE POINT FUNDING, LLC has caused this instrument to be executed on its behalf by its duly authorized officer this [14th] day of March, 2012.

CENTRE POINT FUNDING, LLC

By:
Name:
Title:

State of )

County of )

Subscribed and sworn before me, a notary public, in and for said county and state, this          day of              20    .

Notary Public

My Commission Expires:

2

ATTACHMENT D

FORM OF MASTER MOTOR VEHICLE OPERATING SUBLEASE AGREEMENT (GROUP I)

dated as of [—], 20[—]

between

[—],

the Sublessee,

and

BUDGET TRUCK RENTAL LLC,

the Sublessor

AS SET FORTH IN SECTION 18 HEREOF, SUBLESSOR HAS ASSIGNED TO CPF (AS DEFINED HEREIN) AND CPF HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

[THIS IS NOT COUNTERPART NO. 1]

ATTACHMENT D

FORM OF MASTER MOTOR VEHICLE OPERATING SUBLEASE AGREEMENT (GROUP I)

This Sublease Agreement (this “Agreement”), dated as of [—], 20[—], is made between [—] (the “Sublessee”) and BUDGET TRUCK RENTAL LLC (“BTR” or the “Sublessor”).

W I T N E S S E T H :

WHEREAS, Centre Point Funding, LLC (“CPF”), the Sublessor and Avis Budget Car Rental, LLC (the “Guarantor”) are parties to a Second Amended and Restated Master Motor Vehicle Operating Lease Agreement (Group I), dated as of March [14], 2012 (as amended, modified or supplemented from time to time in accordance with its terms, the “Group I CPF Lease”), pursuant to which CPF leases certain Group I CPF Trucks specified in the Group I CPF Lease to the Sublessor; and

WHEREAS, the Sublessor wishes to sublease from time to time certain Group I CPF Trucks leased by the Sublessor pursuant to the Group I CPF Lease to the Sublessee, and the Sublessee desires to sublease from time to time from the Sublessor such Group I CPF Trucks for use in its daily rental business;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that:

1. DEFINITIONS. Unless otherwise specified herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Definitions List attached as Appendix 1 to the Group I CPF Lease. If a capitalized term is not defined in Appendix 1, such capitalized terms shall have the meaning ascribed to such term in the Definitions List attached as Annex I to the Amended and Restated Base Indenture, dated as of March 9, 2010 (as amended, modified or supplemented from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”), between CPF, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee, as such Definitions List may from time to time be amended in accordance with the terms of the Base Indenture. The Base Indenture and each related Group I Series Supplement are referred to herein as the “Indenture”.

2. SUBLEASE OF VEHICLES. From time to time during the Term of the Group I CPF Lease, the Sublessor shall designate Group I CPF Trucks leased by it from CPF under the Group I CPF Lease to be subleased to the Sublessee in accordance with the terms of this Agreement for a period of one or more days during the Vehicle Term for such Group I CPF Trucks as specified by the Sublessor, and the Sublessee agrees to sublease from the Sublessor the Group I CPF Trucks so designated by the Sublessor from time to time for the periods so specified by the Sublessor.

3. RENT. The Sublessee agrees to pay to the Sublessor, on or prior to each Distribution Date, as sublease rent an amount equal to the aggregate amount for all Group I CPF Trucks subleased by it hereunder during the Related Month of the product of (x) the sum of (i)

all Monthly Base Rent that has accrued during such Related Month with respect to each such Group I CPF Truck under the Group I CPF Lease and (ii) the portion of all Supplemental Rent due and payable by the Sublessor on such Distribution Date that the Sublessor determines to be allocated to each such Group I CPF Truck and (y) the percentage equivalent of a fraction, the numerator of which is the total number of days during such Related Month that each such Group I CPF Truck was subleased to the Sublessee pursuant to this Sublease and the denominator of which is the total number of days during such Related Month. The Sublessor and the Sublessee may from time to time agree to any other method of calculating the sublease rent hereunder that is mutually acceptable to them; provided, however, that in all events the Sublessor shall remain liable for the full amount of Monthly Base Rent and Supplemental Rent due under the Group I CPF Lease with respect to the Group I CPF Trucks subleased by the Sublessee hereunder.

4. GRANT OF SECURITY INTEREST. If, notwithstanding the intent of the parties to this Agreement and the intent of the parties to the Group I CPF Lease, this Agreement and the Group I CPF Lease are characterized by any third party as financing arrangements or as otherwise not constituting “true leases,” then it is the intention of the parties that this Agreement shall constitute a security agreement under applicable law, and, to secure all of its obligations under this Agreement, the Sublessee hereby grants to the Sublessor a security interest in all of the Sublessee’s right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

(i) the rights of the Sublessee under this Agreement, as this Agreement may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement to which the Sublessee is a party (the “Sublessee Agreements”), including, without limitation, (a) all rights, remedies, powers, privileges and claims of the Sublessee against any other party under or with respect to the Sublessee Agreements (whether arising pursuant to the terms of such Sublessee Agreements or otherwise available to the Sublessee at law or in equity), including the right to enforce any of the Sublessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Sublessee Agreements or the obligations and liabilities of any party thereunder, (b) all liens and property from time to time purporting to secure payment of the obligations and liabilities of the Sublessee arising under or in connection with the Sublessee Agreements, and any documents or agreements describing any collateral securing such obligations or liabilities and (c) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of the Sublessee pursuant to the Sublessee Agreements;

(ii) all Group I CPF Trucks subleased by the Sublessee from the Sublessor under this Agreement which, notwithstanding that this Agreement and the Group I CPF Lease are intended to convey only leasehold interests, are determined to be owned by the Sublessee, and all Certificates of Title with respect to such Group I CPF Trucks;

(iii) all right, title and interest of the Sublessee in and to any proceeds from the sale of Group I CPF Trucks subleased by the Sublessee hereunder which, notwithstanding that this Agreement and the Group I CPF Lease are intended to convey only leasehold interests, are determined to be owned by the Sublessee, including all monies due in respect of such Group I CPF Trucks, whether payable as the purchase price of such Group I CPF Trucks, as auction sales proceeds, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise;

(iv) all payments under insurance policies (whether or not the Sublessor, CPF or the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Group I CPF Trucks subleased by the Sublessee hereunder;

(v) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by the Sublessee or by anyone on its behalf; and

(vi) all Proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Sublessor or CPF is named as the loss payee thereof) and cash (subsections (i) through (vi) collectively referred to as, the “Collateral”).

5. CERTAIN REPRESENTATIONS AND WARRANTIES. The Sublessee represents and warrants to the Sublessor that, as of the date hereof:

(a) the Sublessee is (i) a [corporation/limited liability company] duly [organized/formed], validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has the [corporate/limited liability company] power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization;

(b) the Sublessee has the [corporate/limited liability company] power, and has taken all necessary [corporate/limited liability company] action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms, and to consummate the transactions contemplated hereby; and this Agreement has been duly executed and delivered by the Sublessee and is a legal, valid and binding obligation of the Sublessee enforceable in accordance with its terms;

(c) all of the issued equity interests of the Sublessee are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims;

(d) no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Sublessee of this Agreement or for the performance of any of the Sublessee’s obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as would not have in the aggregate a Material Adverse Effect;

(e) the Sublessee is not (i) in violation of its certificate of [incorporation/ formation] or [by-laws/limited liability company agreement]; (ii) in violation of any Requirement of Law with respect to it or (iii) in violation of any Contractual Obligation with respect to it, except in the case of this clause (iii) as would not have in the aggregate a Material Adverse Effect; and

(f) the regular course of the Sublessee’s business is renting vehicles in its daily domestic vehicle rental business.

6. CERTAIN AFFIRMATIVE COVENANTS.

(a) Until the expiration or termination of this Agreement, and thereafter until the obligations of the Sublessee under this Agreement are satisfied in full, the Sublessee covenants and agrees that:

(i) it will use the Group I CPF Trucks which are subject to this Agreement in its daily domestic vehicle rental business;

(ii) it will take all actions within its power, and use its best efforts, to permit the Sublessor to perform all of the Sublessor’s obligations under, and comply with all of the terms and conditions of, the Group I CPF Lease and, if applicable, it shall comply with the terms and conditions of the Group I CPF Lease;

(iii) it will permit any Person designated in writing by CPF, the Trustee or the Sublessor to visit and inspect any of the properties, corporate books or financial records of the Sublessee and discuss its affairs, finances and accounts with officers and employees of the Sublessee, all at such reasonable times and as often as CPF, the Trustee or the Sublessor may reasonably request; and

(iv) it will do and cause to be done at all times all things necessary, including without limitation filing UCC financing statements and continuation statements, to maintain and preserve the Sublessor’s first-priority perfected security interest in the Collateral.

(b) Until the expiration or termination of this Agreement, and thereafter until all obligations of the Sublessor under this Agreement and under the Group I CPF Lease are satisfied in full, the Sublessor covenants and agrees that it will perform all obligations required to be performed by it under the Group I CPF Lease with respect to each Group I CPF Truck subleased to the Sublessee pursuant to this Agreement.

7. NO BREACH OF GROUP I CPF LEASE. The Sublessee agrees and covenants that it will not take any action, or fail to take any action, in each case that would cause the Sublessor to be in violation or breach of any term of the Group I CPF Lease, including, but not limited to, creating or permitting to exist any Lien with respect to any Group I CPF Truck subleased hereunder, except for Permitted Liens.

8. NON-LIABILITY OF SUBLESSOR. The Sublessor shall not be liable to the Sublessee for any failure or delay in obtaining Group I CPF Trucks or making delivery thereof.

AS BETWEEN THE SUBLESSOR AND THE SUBLESSEE, ACCEPTANCE FOR SUBLEASE OF THE GROUP I CPF TRUCKS SUBLEASED BY THE SUBLESSEE SHALL CONSTITUTE THE SUBLESSEE’S ACKNOWLEDGMENT AND AGREEMENT THAT THE SUBLESSEE HAS FULLY INSPECTED SUCH GROUP I CPF TRUCKS, THAT SUCH GROUP I CPF TRUCKS ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE SUBLESSEE, THAT THE SUBLESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE SUBLESSOR IS A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF SUCH GROUP I CPF TRUCK IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE SUBLESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. THE SUBLESSOR SHALL NOT BE LIABLE TO THE SUBLESSEE FOR ANY FAILURE OR DELAY IN DELIVERING ANY GROUP I CPF TRUCK DESIGNATED FOR SUBLEASE PURSUANT TO THIS AGREEMENT, OR FOR ANY FAILURE TO PERFORM ANY PROVISION HEREOF, RESULTING FROM FIRE OR OTHER CASUALTY, NATURAL DISASTER, RIOT, STRIKE OR OTHER LABOR DIFFICULTY, GOVERNMENTAL REGULATION OR RESTRICTION, OR ANY CAUSE BEYOND THEIR DIRECT CONTROL. IN NO EVENT SHALL THE SUBLESSOR BE LIABLE TO THE SUBLESSEE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY GROUP I CPF TRUCK, AND THERE SHALL BE NO ABATEMENT OF SUBLEASE RENT, MONTHLY BASE RENT, SUPPLEMENTAL RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

9. NO SUBLESSOR WARRANTIES. THE SUBLESSEE ACKNOWLEDGES THAT THE SUBLESSOR, CPF, THE TRUSTEE AND THE NOTEHOLDERS ARE NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE GROUP I CPF TRUCKS SUBLEASED BY SUCH SUBLESSEE HEREUNDER. THE SUBLESSOR, CPF, THE TRUSTEE AND THE NOTEHOLDERS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE GROUP I CPF TRUCKS NOR ANY WARRANTY THAT THE GROUP I CPF TRUCKS WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE SUBLESSOR, CPF, THE TRUSTEE AND THE NOTEHOLDERS ON THE ONE HAND AND THE SUBLESSEE ON THE OTHER, THE SUBLESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE SUBLESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE SUBLESSOR, CPF, THE TRUSTEE AND THE NOTEHOLDERS AND ANY GROUP I CPF TRUCK FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE SUBLESSOR, CPF, THE TRUSTEE AND THE NOTEHOLDERS, THE SUBLESSEE SUBLEASES THE GROUP I CPF TRUCKS “AS IS.” IN NO EVENT SHALL THE SUBLESSOR, CPF, THE TRUSTEE OR ANY NOTEHOLDER BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED.

10. NO PETITION. The Sublessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes, it will not institute against, or join any other Person in instituting against, CPF any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Sublessee takes action in violation of this Section 10, the Sublessor agrees, for the benefit of the Secured Parties, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Sublessee against CPF or the commencement of such action and raise the defense that the Sublessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 10 shall survive the termination of this Agreement.

11. SUBMISSION TO JURISDICTION. Each of CPF, the Trustee and the Sublessor may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Sublessee hereby irrevocably submits to the jurisdiction of such courts. The Sublessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Sublessee and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of each of CPF, the Trustee and the Sublessor to serve process in any other manner permitted by law or preclude each of CPF, the Trustee and the Sublessor from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Sublessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

12. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Sublessee and all rights of the Sublessor expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

13. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED

DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. Copies of notices, requests and other communications delivered pursuant to the foregoing sentence shall be sent to the following addresses:

SUBLESSEE:	[ ] [ ] [ ]
	Attention:	[ ]
	Telephone:	[ ]
	Fax:	[ ]

SUBLESSOR:	Budget Truck Rental LLC 6 Sylvan Way Parsippany, New Jersey 07054
	Attention:	Treasurer
	Telephone:	(973) 496-5285
	Fax:	(973) 496-5852

Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

15. AMENDMENTS. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless the same shall be in writing and signed and delivered by the Sublessor and the Sublessee and consented to in writing by the Trustee and the Required Noteholders of each Group I Series of Notes Outstanding; provided, however, that if CPF delivers an Officer’s Certificate to the Trustee that the Noteholders will not be materially adversely affected by any amendment, modification or waiver to this Agreement, no consent of any Noteholder or any Group of Noteholders shall be required, so long as CPF has satisfied the Rating Agency Condition with respect to such amendment, modification or waiver.

16. TERMINATION. This Agreement shall (i) terminate with respect to any Group I CPF Truck subleased hereunder on the Vehicle Lease Expiration Date with respect to such Group I CPF Truck under the Group I CPF Lease and (ii) terminate in its entirety upon the earlier of (a) the Group I CPF Lease Expiration Date and (b) the date on which the Group I CPF Lease is terminated pursuant to Section 18.2 thereof. This Agreement shall also terminate at the option of the Lessor or the Trustee upon a Lease Event of Default, Limited Liquidation Event of Default or a Liquidation Event of Default. Upon the termination of this Agreement in its entirety, any accrued and unpaid Monthly Base Rent and Supplemental Rent, and all other payments accrued but unpaid under this Agreement shall, automatically and without further action by the Sublessor, become immediately due and payable. Upon the termination of this Agreement as it applies to any particular Group I CPF Truck subleased hereunder, the Sublessee shall, at the request of the Sublessor, return or cause to be returned such Group I CPF Truck to the Sublessor or to such other Person as the Sublessor directs.

17. TITLE TO VEHICLES. The Sublessee, by its execution hereof, acknowledges and agrees that (i) this is an agreement to sublease only and title to Group I CPF Trucks will at all times remain in CPF’s name or in the name of CPF’s Nominee Lienholder, and (ii) the Sublessee will not have any rights or interest in Group I CPF Trucks whatsoever other than the right of possession and use as provided by this Agreement.

18. RIGHTS OF SUBLESSOR PLEDGED TO LESSEE AND TRUSTEE. The Sublessee acknowledges that (i) pursuant to the Group I CPF Lease, the Sublessor has granted to CPF all of the rights, remedies, powers, privileges and claims of the Sublessor under this Agreement and that CPF may act in lieu of the Sublessor in the exercise of such rights, remedies, powers, privileges and claims and (ii) pursuant to the Base Indenture, CPF has granted to the Trustee all of CPF’s rights, remedies, powers, privileges and claims under the Group I CPF Lease and this Agreement and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of CPF in the exercise of such rights, remedies, powers, privileges and claims.

19. SUBORDINATION; ENFORCEMENT.

(a) This Agreement and the rights of the Sublessee hereunder shall be expressly subject to, and subordinate in all respects to, the terms of, and the rights of CPF under, the Group I CPF Lease. In the event of any conflict between the terms of the Group I CPF Lease and the terms hereof, the terms of the Group I CPF Lease shall govern.

(b) The Sublessee expressly acknowledges the provisions of Section 18 of the Group I CPF Lease and agrees that the Lessor, or its assignee, may enforce any of the provisions of such Section 18 against such Sublessee hereunder.

20. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

22. EFFECTIVE DATE. This Agreement shall become effective on the date hereof when each of the parties to this Agreement have executed the signature pages attached hereto.

23. ASSIGNMENT. The Sublessee shall not (i) assign any of its interests under this Agreement to any other party or (ii) sublease any of the Group I CPF Trucks it subleases hereunder to any other party; provided that it may rent such Group I CPF Trucks to customers as a part of its daily rental business.

24. THIRD-PARTY BENEFICIARY. The parties hereto agree that each of CPF and the Trustee is an express third-party beneficiary to this Agreement with respect to each and every right granted to CPF or the Trustee, as applicable, hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

SUBLESSOR:

BUDGET TRUCK RENTAL LLC

By:
Name: [ ]

SUBLESSEE:

[ ]

By:
Name: [ ]

ATTACHMENT E

Termination Value Curve Schedule

[ATTACHED]